AS FILED WITH THE SECURITIES AND EXCHANGE
                  COMMISSION ON SEPTEMBER 15, 2004. AN EXHIBIT
                         LIST CAN BE FOUND ON PAGE II-2.
                              REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CINTEL CORP.
             (Exact Name of Registrant as Specified in its Charter)

        NEVADA                     3571                   52-2360156
        ------                     ----                   ----------
(State of Incorporation)     (Primary Standard           (IRS Employer
                            Industrial Code No.)      Identification No.)

                             1001 W. Cheltenham Ave.
                             Melrose Park, PA 19027
                                 (215) 782-8201
          (Address and telephone number of principal executive offices)

                                Sang Don Kim, CEO
                                  Cintel Corp.
                             1001 W. Cheltenham Ave.
                             Melrose Park, PA 19027
                                 (215) 782-8201
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

                                                CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                        REGISTERED         SECURITY(1)             PRICE               FEE
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common Stock, $.001 par value (2)                         113,378,685             $0.08            $9,070,294.80         $1,149.21
Common Stock, $.001 par value (3)                           5,333,333             $0.08              $462,666.64            $54.06
Common Stock, $.001 par value (4)                             142,858             $0.08               $11,428.64             $1.45
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Total                                                     118,854,876             $0.08            $9,508,390.08         $1,204.71
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on September 8, 2004, which was $0.08 per share.
(2)   Represents shares underlying Standby Equity Distribution Agreement.
(3) Represents shares underlying a convertible debenture that was issued to Cornell Capital Partners, L.P. upon execution of the Standby Equity Distribution Agreement.
(4) Represents shares of common stock issued as a fee to Newbridge Securities Corporation for acting as exclusive placement agent under the Standby Equity Distribution Agreement.

      The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2004

                                  CINTEL CORP.
                           UP TO 118,854,876 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 118,854,876 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

      We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under our Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. All costs associated with this registration will be borne by us.

      Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol CNCN. The last reported sales price for our common stock on September 8, 2004, was $0.08 per share.

               Investing in our common stock involves substantial
                     risks. See "Risk Factors," beginning on
                                     page 2.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement.

      With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by CinTel Corp. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary                                                          1
Risk Factors                                                                2
Forward Looking Statements                                                  5
Use of Proceeds                                                             6
Selling Stockholders                                                        7
Plan of Distribution                                                       11
Market for Common Equity and Related Stockholder Matters                   13
Management's Discussion and Analysis of Financial
Condition and Results of Operations                                        14
Description of Business                                                    16
Description of Property                                                    22
Legal Proceedings                                                          22
Management                                                                 23
Executive Compensation                                                     24
Certain Relationships and Related Transactions                             24
Security Ownership of Certain Beneficial Owners and Management             24
Description of Securities                                                  25
Indemnification for Securities Act Liabilities                             26
Legal Matters                                                              27
Experts                                                                    27
Additional Information                                                     27
Index to Financial Statements                                              28

1

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "CinTel," "we," "us," and "our" refer to CinTel Corp.

                                  CINTEL CORP.

      On September 30, 2003, we acquired 100% of the issued and outstanding capital stock of CinTel Co., Ltd, a Korean corporation, and began to carry on the business of developing, manufacturing and distributing Internet Traffic
Management solutions for businesses and consumers in Korea. Internet Traffic Management solutions are used to manage, control and improve the performance of high traffic web sites. Our principal Internet Management Solutions products include: Web Caching (PacketCruzTM iCache), Cyber APT (PacketCruzTM i2one), and Content Delivery Network (PacketCruzTM Proximator).

      For the years ended December 31, 2003 and December 31, 2002, we incurred net losses of $1,535,940 and $204,540, respectively. We incurred net losses of $676,165 for the six months ended June 30, 2004 and $714,398 for the six months ended June 30, 2003. As a result, on June 30, 2004, we had an accumulated deficit of $3,694,041. As of June 30, 2004 we had a working capital deficiency of $353,441 (current assets less current liabilities).

      Our principal executive offices are located at 1001 W. Cheltenham Ave., Melrose Park, PA 19027. Our phone number is (215) 782-8201. We are a Nevada corporation.

                                  THE OFFERING

Common stock offered by selling stockholders......................Up to 118,854,876  shares,  based on current market prices and assuming  full  conversion
                                                                  of the  convertible  debenture.  This number
                                                                  represents   approximately   567%   of   our
                                                                  current   outstanding   stock  and  includes
                                                                  113,378,685  shares  of  common  stock to be
                                                                  issued    under    the    Standby     Equity
                                                                  Distribution  Agreement  and up to 5,333,333
                                                                  shares  of   common   stock   underlying   a
                                                                  convertible    debenture.    Assuming    the
                                                                  conversion of the $240,000  principal amount
                                                                  debenture   on  August  17,   2004,   and  a
                                                                  conversion  price of $0.09  per  share,  the
                                                                  number of shares  issuable  upon  conversion
                                                                  of  the   convertible   debenture  would  be
                                                                  2,666,6667.  Further,  in the event  that we
                                                                  draw down $100,000  under the Standby Equity
                                                                  Distribution,    which   is   the    maximum
                                                                  permitted   advance   within   a   seven-day
                                                                  period,   we  would  be  required  to  issue
                                                                  1,344,086  shares of  common  on August  17,
                                                                  2004 based on a purchase price of $0.0744.
Common stock to be outstanding after the offering.................Up to 49,000,000 shares.*
Use of proceeds...................................................We  will  not receive any  proceeds from the sale of  the common stock hereunder. We will
                                                                  receive proceeds from the sale of our common
                                                                  stock  pursuant  Standby Equity Distribution
                                                                  Agreement. See "Use of Proceeds" for a
                                                                  complete description.
OTCBB Symbol.......................................................CNCN

*The above information regarding common stock to be outstanding after the offering is based on 20,974,300 shares of common stock outstanding as of August 13, 2004.

                                  RISK FACTORS

      Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before you decide to buy our common stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

      We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

RISKS RELATED TO OUR BUSINESS:

      WE HAVE HAD LOSSES AND SUCH LOSSES MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES. For the years ended December 31, 2003 and December 31, 2002, we incurred net losses of $1,535,940 and $204,540, respectively. We incurred net losses of $676,165 for the six months ended June 30, 2004 and $714,398 for the six months ended June 30, 2003. As a result, on June 30, 2004, we had an accumulated deficit of $3,694,041. As of June 30, 2004 we had a working capital deficiency of $353,441. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

      WE MAY FAIL TO ANTICIPATE AND ADAPT TO MARKET CHANGES, WHICH COULD IMPAIR OUR ABILITY TO REMAIN COMPETITIVE AND HARM OUR MARKET SHARE. Our success depends in part on our ability to anticipate rapidly changing market trends, and to adapt our products to meet the changing needs of Internet Traffic Management technology. Internet Traffic Management technology is characterized by frequent and often dramatic changes. This environment of rapid and continuous change presents significant challenges to our ability to develop new products for our target markets. If we fail to develop, gain access to and use leading technologies in a cost-effective and timely manner, maintain close working relationships with current and potential customers and expand our technical and design expertise in a manner that meets these changing market needs, we may lose our customers to competitors who may better anticipate changing market trends. If we are unable to compete effectively in the market for Internet Traffic Management and maintain or increase our market share, our business, financial condition and operating results could be adversely affected.

      IF THE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS IS INADEQUATE, OUR ABILITY TO COMPETE SUCCESSFULLY COULD BE IMPAIRED AND WE COULD LOSE CUSTOMERS. We regard our patents, copyrights, trademarks, trade secrets and similar intellectual property as critical to our success. We rely on a combination of patent, trademark and copyright law and trade secret protection to protect our proprietary rights. Nevertheless, the steps we take to protect our proprietary rights may be inadequate. Detection and elimination of unauthorized use of our products is difficult. We may not have the means, financial or otherwise, to prosecute infringing uses of our intellectual property by third parties. Further, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which we will sell our products and offer our services. We are attempting to sell our products in countries and continents where we have not been granted patent protection. It is possible that in those locations a third party may make an infringing use of our technology and compete for the same market. If we are unable to protect or preserve the value of our patents, trademarks, copyrights, trade secrets or other proprietary rights for any reason, our business, operating results and financial condition could be harmed.

      Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims that our products infringe upon the proprietary rights of others or that proprietary rights that we claim are invalid. Litigation may also be necessary to enforce the contractual arrangements which we have entered into to protect our intellectual property rights, but, there can be no assurance that the courts would enforce such arrangements. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation.

      Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future claims will prevent us from operating our business as planned. If we are forced to defend against third-party infringement claims, whether they are with or without merit or are determined in our favor, we could face expensive and time-consuming litigation, which could distract technical and management personnel. If an infringement claim is determined against us, we may be required to pay monetary damages or ongoing royalties. Further, as a result of infringement claims either against us or against those who license technology to us, we may be required, or deem it advisable, to develop non-infringing intellectual property or enter into costly royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms that are acceptable to us, or at all. If a third party successfully asserts an infringement claim against us and we are required to pay monetary damages or royalties or we are unable to develop suitable non-infringing alternatives or license the infringed or similar intellectual property on reasonable terms on a timely basis, it could significantly harm our business.

      WE MAY NOT BE ABLE TO DEVELOP THE NEW PRODUCTS THAT WE NEED TO REMAIN COMPETITIVE. Our future success depends on our ability to successfully identify new product opportunities, develop and bring to market new products and integrate new products and respond effectively to technological changes and product developments by our competitors. We are currently developing new products, as well as new applications of our existing products. However, the complexity of our products makes the process of internally researching, developing, launching and gaining client acceptance of a new product or a new application to an existing product is inherently risky and costly. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products and applications. Our products may not adequately meet the requirements of our current or prospective customers. Any failure by us to successfully design, develop, test and introduce such new products, or the failure of our recently introduced products to achieve market acceptance, could prevent us from maintaining existing customer relationships, gaining new customers or expanding our markets and could have a material adverse effect on our business, financial condition and results of operations. Any failure by us to accurately predict what competitors will develop and bring to market could also have a material adverse effect on our performance results.

      OUR SUCCESS DEPENDS ON THE CONTINUING SERVICE OF SANG DON KIM, OUR PRESIDENT, CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR. IF MR. KIM WERE TO LEAVE, THIS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS AND FINANCIAL CONDITION. Changes in management could have an adverse effect on our business. We are dependent upon the active participation of Mr. Sang Don Kim, our President, Chief Executive Officer and sole director. We have not entered into an employment agreement with Mr. Kim. While Mr. Kim does not have any plans to retire or leave our company in the near future, the failure to retain the service of Mr. Kim could have a material adverse effect on our operating results and financial performance. We do not maintain key life insurance policies for any of our executive officers or other personnel.

RISKS RELATING TO OUR CURRENT STANDBY EQUITY DISTRIBUTION AGREEMENT:

      THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR STANDBY EQUITY DISTRIBUTION AGREEMENT THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK. The issuance and sale of shares upon delivery of an advance by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement in the amount up to $5,000,000 is likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our Company.

      THE CONTINUOUSLY ADJUSTABLE PRICE FEATURE OF OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS. Our obligation to issue shares upon receipt of an advance pursuant to the Standby Equity Distribution Agreement is essentially limitless. The following is an example of the amount of shares of our common stock issuable in connection with an advance of $100,000 under the Standby Equity Distribution Agreement, based on market prices 25%, 50% and 75% below the closing bid price as of August 17, 2004 of $0.09:

  % Below market    Price Per Share       With 2%         Number of Shares
                                         Discount             Issuable         Percentage of Stock*
 ------------------ ---------------- ------------------ --------------------- ------------------------

 25%                    $0.0675         $0.0662                1,510,574                7.2%
 50%                     $0.045         $0.0441                2,267,574               10.8%
 75%                    $0.0225         $0.0221                4,524,887               21.6%

           *Based upon 20,974,300 shares of common stock outstanding.

      As illustrated, the number of shares of common stock issuable in connection with an advance under the Standby Equity Distribution Agreement will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

      THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS. In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are quoted on the Over-The-Counter Bulletin Board has the potential to cause significant downward pressure on the price of common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our Company. Such an event could place further downward pressure on the price of our common stock. Under the terms of our Standby Equity Distribution Agreement we may request numerous drawdowns. Even if we use the Standby Equity Distribution Agreement to grow our revenues and profits or invest in assets which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the stock price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the Standby Equity Distribution Agreement will increase, which will materially dilute existing stockholders' equity and voting rights.

      THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING. The last reported sales price for our common stock on September 8, 2004, was $0.08 per share. The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher than the prices paid by other people participating in this offering.

      WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED. We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $100,000 per advance. Further, the Standby Equity Distribution Agreement limits Cornell Capital Partners' permitted ownership to 9.9% of our outstanding common stock.

RISKS RELATED TO OUR COMMON STOCK:

      SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET. As of August 13, 2004, we had 20,974,300 shares of our common stock issued and outstanding of which we believe 11,896,800 shares to be restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our Company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of common stock may adversely affect prevailing market prices of our common stock.

      OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT. The public market for our common stock has historically been very volatile. Since our common stock began quoting on the Over-The-Counter Bulletin Board during the third quarter of 2003, the market price for our common stock has ranged from $0.35 to $2.00 (See "Market for Common Equity and Related Stockholder Matters on page 13 of this Prospectus). Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. The average daily trading volume of our common stock over the past three months was approximately 17,989 shares. The last reported sales price for our common stock on September 8, 2004, was $0.08 per share. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock.

      OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK. The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

      Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners, L.P. We will receive proceeds from the sale of shares of our common stock to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest closing bid price of the common stock for the five consecutive trading days immediately following the notice to advance funds date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. We cannot draw more than $100,000 per advance during any seven-day calendar period, or more than $400,000 during any thirty-day calendar period.

      We have set forth below our intended use of proceeds for an aggregate of $4,605,000 to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $45,000.

GROSS PROCEEDS                                             $5,000,000

NET PROCEEDS (AFTER OFFERING EXPENSES)                     $4,605,000

USE OF PROCEEDS:                                               AMOUNT

Sales & Marketing                                            $500,000

Administrative Expenses, Including Salaries                $2,000,000

General Working Capital                                    $2,105,000

TOTAL                                                      $4,605,000

      Proceeds used for general working capital will be used to purchase goods to fulfill our existing orders for new solutions and also for further research and development of new products.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders, including Cornell Capital Partners, L.P. and Newbridge Securities Corporation. A description of each selling stockholder's relationship to our Company and how each selling stockholder acquired the shares in this offering is detailed in the information immediately following this table.

                                                                        SHARES TO BE ACQUIRED UNDER
                                                                        STANDBY EQUITY DISTRIBUTION
                                          SHARES BENEFICIALLY OWNED        AGREEMENT/ CONVERTIBLE      SHARES BENEFICIALLY OWNED
                                            PRIOR TO THE OFFERING              DEBENTURE               AFTER THE OFFERING (2)
                                     -----------------------------  -------------------------------    --------------------------
          NAME                           NUMBER        PERCENT (1)   NUMBER         PERCENT (1)        NUMBER        PERCENT
------------------------------------  --------------   ---------- ------------     ------------        -------       ------------
Cornell Capital Partners,              1,102,000          4.99%   118,712,018         84.98%             0             0%
L.P. 101 Hudson Street,
Suite 3606 Jersey City, NJ
                                                                                                                   07302

Newbridge Securities Corporation         142,858             *        142,858             *              0             0%
1451 Cypress Creek Road, Suite 204
Fort Lauderdale, FL 33309

TOTAL                                  1,244,858          5.60%   118,854,876         85.09%             0             0%

----------

     * Less than 1%.

(1) Applicable percentage ownership is based on 20,974,300 shares of common stock outstanding as of August 13, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of August 13, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 13, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the convertible debentures and the Standby Equity Distribution Agreement will be issued.
(3) Represents shares underlying a convertible debenture that was issued to Cornell Capital Partners, L.P. upon execution of the Standby Equity Distribution Agreement, up to the maximum permitted ownership under the convertible debenture of 4.99% of our outstanding common stock.

      The following information contains a description of each selling stockholder's relationship to us and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with our Company:

      CORNELL CAPITAL PARTNERS, L.P. is the investor under the Standby Equity Distribution Agreement and a holder of a convertible debenture issued upon execution of the Standby Equity Distribution Agreement. Cornell Capital Partners is a private equity fund. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained below:

      STANDBY EQUITY DISTRIBUTION AGREEMENT. On August 4, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 98% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the notice date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. We are registering in this offering 113,378,685 shares of common stock to be issued under the Standby Equity Distribution Agreement.

      CONVERTIBLE DEBENTURE. Upon execution of the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $240,000, which was paid by the issuance of a convertible debenture in the principal amount of $240,000. The convertible debenture has a term of three years, accrues interest at 5% and is convertible into our common stock at a price per share of 100% of the lowest closing bid price on the trading day immediately preceding the conversion date. We are registering in this offering 5,333,333 shares of common stock underlying the debenture.

      NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is an unaffiliated registered broker-dealer that has been retained by us to act as placement agent for the Standby Equity Distribution Agreement. Mr. Guy S. Amico, Newbridge Securities Corporation's President, makes the investment decisions on behalf of Newbridge Securities Corporation and has voting control over the securities beneficially owned by Newbridge Securities Corporation. For its services in connection with the Standby Equity Distribution Agreement, Newbridge Securities Corporation received a fee of 142,858 shares of common stock. These shares are being registered in this offering.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

      SUMMARY. On August 4, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Before entering into the Standby Equity Distribution Agreement with Cornell Capital Partners, we considered private debt financing arrangements with accredited investors. Our Board of Directors decided that the Standby Equity Distribution Agreement was a preferable arrangement because we believed Cornell Capital Partners to have a favorable reputation and because we did not want to burden our financial position by taking on additional debt.

      Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the notice date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. We are registering in this offering 113,378,685 shares of common stock to be issued under the Standby Equity Distribution Agreement. Upon execution of the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $240,000, which was paid by the issuance of a convertible debenture in the principal amount of $240,000. The convertible debenture has a term of three years, accrues interest at 5% and is convertible into our common stock at a price per share of 100% of the lowest closing bid price on the trading day immediately preceding the conversion date. We are registering in this offering 5,333,333 shares of common stock underlying the debenture. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. We engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 142,858 shares of our common stock, which are being registered in this offering.

      STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after written notice of such a request, at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

      We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange
Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first.

      If any of the following conditions were to occur, Cornell Capital Partners' obligation to make an advance would permanently terminate:

      (a) If the effectiveness of the registration of the shares with the Securities and Exchange Commission becomes subject to a stop order or suspension for an aggregate of fifty (50) trading days, other than due to acts of Cornell Capital Partners and unless the suspension is caused by the filing of a post-effective amendment to the registration statement; or

      (b)   If  we  materially   fail  to  comply  with  any  of  the  following
            requirements and such failure is not cured within thirty (30) days after receipt of written notice from Cornell Capital Partners:

            (i) We must comply with all terms of the Registration Rights Agreement, which requires us to register the shares underlying the Standby Equity Distribution Agreement with the Securities and Exchange Commission;

            (ii) We must maintain our common stock's authorization for quotation on the Over-The-Counter Bulletin Board; (iii) We must maintain our common stock's registration under the Securities Exchange Act of 1934, as amended, and we must timely file all periodic reports and other documents that must be filed under the Securities Exchange Act;

            (iv) Within two (2) days after each advance notice date, we must deliver instructions to our stock transfer agent to issue shares of our common stock free of restrictive legends;

            (v)   We must preserve and continue our corporate existence;

            (vi) We must immediately notify Cornell Capital Partners of any events that affect the registration statement covering the shares underlying the Standby Equity Distribution Agreement;

            (vii) Within ten (10) days after each calendar  quarter has started, we must notify Cornell Capital Partners in writing our reasonable expectations as to the dollar amount we intend to raise through advances under the Standby Equity Distribution Agreement;

            (viii)We  are   restricted   from  issuing  or  selling  any  equity
                  securities without consideration or for a consideration per share less than the bid price of our common stock immediately before issuance;

            (ix) We are restricted from issuing or selling any contracts or securities granting the holder of such contract or security the right to acquire shares of our common stock without consideration or for a consideration per share less than the bid price of our common stock immediately before issuance;

            (x) We are restricted from filing a registration statement on Form S-8 that registers more than two million (2,000,000) shares of common stock and in the event that we file a registration statement on Form S-8 that registers two million (2,000,000) or fewer shares of common stock, then we must provide Cornell Capital Partners fifteen (15) business days prior written notice.

            (xi) We cannot effect any merger or consolidation with or into, or transfer all or substantially all of our assets to, another entity unless the successor or acquiring entity assumes by written instrument the obligations under the Standby Equity Distribution Agreement; and

            (xii) The sale of  shares  under  the  Standby  Equity  Distribution
                  Agreement must be made in compliance with any applicable securities laws.

      The amount of each advance is subject to an aggregate maximum advance amount of $100,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the Standby Equity Distribution Agreement.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 62,204,301 shares of common stock in order to raise the maximum amount of $5,000,000 under the Standby Equity Distribution Agreement at a purchase price of $0.0744.

      The following is an example of the amount of shares of our common stock issuable in connection with an advance of $100,000 under the Standby Equity
Distribution Agreement, based on market prices 25%, 50% and 75% below the closing bid price as of August 17, 2004 of $0.09:

                                            With 2%         Number of Shares
 % Below market      Price Per Share       Discount             Issuable         Percentage of Stock*
------------------ ---------------- ------------------ --------------------- ------------------------
25%                    $0.0675         $0.0662                1,510,574                7.2%
50%                     $0.045         $0.0441                2,267,574               10.8%
75%                    $0.0225         $0.0221                4,524,887               21.6%

           *Based upon 20,974,300 shares of common stock outstanding.

      We are registering a total of 113,378,685 shares of common stock for the sale under the Standby Equity Distribution Agreement. The issuance of shares under the Standby Equity Distribution Agreement may result in a change of control. If all or a significant block of the shares underlying the Standby Equity Distribution Agreement are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the Standby Equity Distribution Agreement to the same purchaser.

      Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $45,000 consisting primarily of professional fees incurred in connection with this registration. In addition, we issued 142,858 shares of common stock to Newbridge Securities Corporation, a registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

      The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o short sales that are not violations of the laws and regulations of any state or the United States;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The  selling   stockholders   may  also  engage  puts,   calls  and  other
transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. Cornell Capital Partners is an "underwriter" as that term is defined under the Securities Exchange Act of 1933,as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations of such acts. Further, the other selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters." Accordingly, any commissions received by Cornell Capital Partners and such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

      Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol CNCN. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. Our common stock first began quotation on the Over-The-Counter Bulletin Board during the third calendar quarter of 2003. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                             Fiscal 2004               Fiscal 2003
                     -------------------------- -------------------------
COMMON STOCK         High          Low          High         Low
-------------------- ------------- ------------ ------------ ------------

First Quarter        $0.70         $0.10          ---          ---
Second Quarter       $0.21         $0.07          ---          ---
Third Quarter          ---           ---        $0.35        $0.35
Fourth Quarter         ---           ---        $2.00        $0.35

      As of August 24, 2004, our shares of common stock were held by approximately 162 stockholders of record. The transfer agent of our common stock is Corporate Stock Transfer, Inc.

DIVIDENDS

      We have not previously declared or paid any dividends on our common stock and we do not anticipate declaring any dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

      (1) we would not be able to pay our debts as they become due in the usual course of business; or

      (2) our total assets would be less that the sum of our total liabilities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION
------------------------------------ ------------------------ ----------------------- ---------------------------
           Plan category              NUMBER OF SECURITIES       WEIGHTED AVERAGE        NUMBER OF SECURITIES
                                        TO BE ISSUED UPON       EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                           EXERCISE OF         OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                      OUTSTANDING OPTIONS,     WARRANTS AND RIGHTS    EQUITY COMPENSATION PLANS
                                       WARRANTS AND RIGHTS                              (EXCLUDING SECURITIES
                                                                                       REFLECTED IN COLUMN (A)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (A)                     (B)                      (C)
------------------------------------ ------------------------ ----------------------- ---------------------------
EQUITY COMPENSATION PLANS APPROVED
BY SECURITY HOLDERS                            -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS
                                               -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
TOTAL                                          -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

FORWARD-LOOKING STATEMENTS

      The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. The Company's actual results may differ significantly from management's expectations.

      The following discussion and analysis should be read in conjunction with the financial statements of CinTel Corp., included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of the management of the Company.

GENERAL

      Founded in 1997, CinTel Co., Ltd., a technology company, introduced Korea's first dynamic server load balancer, which we believe has now proven to be a successful product. CinTel's award winning Internet Traffic Management solutions are marketed to customers around the world, helping them to improve Internet traffic management, service levels (QOS: Quality of Service), and the user experience (QOC: Quality of Content). We are a network integration provider and value-added reseller for various network solutions including a new solid state disk solution.

      We provide a comprehensive line of advanced Internet Traffic Management solutions that help network operators meet the growing need to manage Web access, secure content, improve users' experiences, and reduce server loads and bandwidth demands.

      In addition, a joint research effort with IBM on a revolutionary Digital Video Surveillance system should help expand our market presence. We believe that investing in Digital Video Surveillance research will develop highly advanced and competitive systems for tomorrow's Digital Video Surveillance market.

RECENT EVENTS

      On January 5, 2004, we entered into a Distribution Agreement for the sale of Storage Attached Network (SAN) switches with Seoul Electrons Corp. Seoul Electrons Corp. appointed us as a non-exclusive reseller in the Republic of Korea for the sale of Storage Attached Network switches that are manufactured by Brocade, Inc. and other products that Seoul Electrons Corp. has supply or sales rights. The term of the Distribution Agreement is for one year and will automatically renew for an additional one-year period if not terminated by either party. We also supplied a SAN switching solution to Hyundai Motor Co. in the amount of $35,000. Seoul Electrons is a specialized storage System Integration company and one of the largest SAN system integration companies in Korea. With this alliance, we acquired the right to market Brocade's Silkworm, one of the top-selling SAN solutions in Korea.

      On May 11, 2004, we entered into a Product Resale Agreement with Curtis, Inc. for the sale of memory disks (solid state disks). Under this agreement, we were appointed non-exclusive reseller in the Republic of Korea of Solid State Disks (Memory Disks) that are manufactured by Curtis, Inc., excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. The term of the agreement is for two years and will automatically renew for an additional two years if not terminated by either party. We expect to expand our System Performance Improvement (SPI) solutions in memory disks and system performance improvement consulting to meet the growing market demand for large transaction processing. The agreement calls for us to receive the exclusive right to sell Curtis' product line in Korea under the name "SST-V1." In addition, we plan to integrate our iCache and i2one products with Curtis' product line.

      On May 27, 2004, we provided Korea South-East Power Co., Ltd. with its cache server (iCache 3030) for use at its thermal power plants in Yonghung and Yondong. The Yonghung and Yondong Thermal Power Plants are Korea South-East Power's main power plants and supply over 1,925MW of electronic power per year. They are a vital part of Korea's infrastructure. Prior to the introduction of our iCache, these power plants suffered from a rise in the number of Internet users creating traffic bottlenecks on their Internet line.

      Memory disks are storage devices designed for the quicker processing speeds of SRAM, DRAM and SDRAM. They deliver processing rates over 100 times quicker than existing magnetic hard disks, and are considered the ideal solution for improved server performance through integration into a server's components. While competitors' products can only be used as PCI-type storage or as external memory disks, CinTel's memory disk solution can be used for multiple purposes, along the same lines as current magnetic disks. The memory disks can be deployed easily in already installed server systems, and used as SAN storage consisting of arrays. The SCSI, FC-type memory disk comes in two versions, a 1 inch and 1.6 inch and supports up to a maximum of 18GB. Because a standard disk is also utilized, automatic backup can be done easily in 10 minutes, regardless of capacity. The SST-V1-SAN-1T (1TByte) supports 32GB/sec max bandwidth, and can process data at 400MB/sec (FC Type) per memory disk. In comparison, 10,000RPM magnetic disks can process data at around 5MB/sec.

      On Aug. 11, 2004, we announced that we won the "2004 Korea Emerging High-Quality Technology Award" for our new business of "Solid-State Disks" (SST-V1) and our "System Performance Improvement Consulting." The Seoul Economy Daily, established in 1960, is one of the key economy publications in Korea with daily circulation of 200,000. The Korea Emerging High-Quality Technology Award is awarded by the Seoul Economy Daily to contributors who advance the Korean IT and manufacturing industries. They selected the top business enterprise companies from approximately 5,000 companies in each industrial category.

      Our SST-V1 Solid-State Disk Solution was developed to improve input/output speed of existing server systems that require higher speeds due to the ever-evolving complexity of information environments. The SST-V1 improves system efficiency of customers' sites when used independently or with existing server systems, at the customers' option.

RESULTS OF OPERATIONS - PERIOD ENDED JUNE 30, 2004 COMPARED TO PERIOD ENDED JUNE 30, 2003

      Revenue for the three- and six-month periods ended June 30, 2004 were $502,700 and $809,496, respectively, compared to $1,278,743 and $2,282,053, respectively, for the comparable periods ended June 30, 2003. This was a decrease of 61% and 65%, respectively, for the three and six months ended June 30, 2004 when compared to the same periods of 2003. The significant decrease in revenue was a result of our major clients' reduced investment activities in their legacy systems.

      Cost of sales for the three and six months ended June 30, 2004 were $492,159 and 785,180, respectively, compared to $1,210,340 and $2,194,617, respectively, for the comparable periods ended June 30, 2003. This was a decrease of 59% and 64%, respectively, for the three and six months ended June 30, 2004 when compared to the three and six months ended June 30, 2003. The decrease in cost of sales reflect the proportionate decrease in revenue for these periods.

      Research and development expenses for the three and six months ended June 30, 2004 were $34,375 and $193,149, respectively, compared to $94,554 and $298,662, respectively for the three and six months ended June 30, 2003. This was a decrease of 64% and 35%, respectively, for the three and six months ended June 30, 2004 when compared to the same periods of 2003. The decrease in research and development expenses is due to limited available cash.

      Net loss for the three and six months ended June 30, 2004 was $317,860 ($0.02 per share) and $676,165 ($0.03 per share), respectively. For the three and six months ended June 30, 2003, net loss was $285,812 ($0.02 per share) and $714,398 ($0.04 per share), respectively. Comparing the three months ended June 30, 2004 to the three months ended June 30, 2003, net loss increased 11%. Comparing the six months ended June 30, 2004 to the six months ended June 30, 2003, net loss decreased 5%. This is due to significant costs of promotion events and various bench mark testing activities during these periods.

RESULTS OF OPERATIONS - FISCAL YEARS ENDED DECEMBER 31, 2003 AND 2002

      Revenue for the fiscal year ended December 31, 2003, compared to the fiscal year ended December 31, 2002, decreased by approximately 3% from $5,476,702 to $5,300,370. The decrease in revenue is a result of the poor economic conditions in Korea which caused our major clients to reduce investment activities in their legacy systems.

      Cost of sales, however, increased 35% from $3,901,035 in 2002 to $5,276,542 in 2003. This increase resulted in an operating loss for 2003 of $1,735,167 compared to an operating loss of $257,764 in 2002. The increase in cost of sales was a result of more products being sold into the market place during 2003. However, there was not a corresponding increase in gross sales because of a poor performing economy in Korea during 2003. The poor economy forced purchasers into lower end products on which we have a lower markup.

      Research and development expenses for the years ended December 31, 2003 and 2002 were $500,887 and $554,183, respectively. Compared to the year ended December 31, 2002, research and development expenses decreased by 9.6% for the year ended December 31, 2003. The decrease in research and development expenses was a result of limited available cash.

      Net loss for the year ended December 31, 2003 when compared to the year ended December 31, 2002 increased significantly by 651% to $1,535,940 ($0.09 per share) from $204,540 ($0.01 per share). The increased net loss was caused by significant costs of promotion events and various bench mark testing activities.

TRENDS

      The popularity of the Internet has resulted in an increasing number of users transmitting increasing volumes of data, with the data getting more complex. The number of web users is expected to increase, as broadband becomes much more common and widely spread. Increasingly, content providers are incorporating audio and video into their websites. Consumers are steadily increasing the duration of online sessions with broadband connections. The end result of such usage is congestion. The Internet has also evolved into a platform for many mission-critical applications, such as e-commerce/e-learning and financial business. In other words, wherever we find the Internet and web, there will be a market for the Internet Traffic Management solutions and importance of it will increase more and more. The upside potential for the Internet Traffic Management industry, specially caching field, over the next two years is significant and we believe expansion by acquisition is a must in order to survive this industry, reflecting the current trend of networking technology that is a merging of technologies into one.

LIQUIDITY

      As of June 30, 2004, we had cash and cash equivalents totaling $242,450 and a working capital deficiency of $353,441. Management believes it has the resources necessary to maintain its current business operations in the short term. However, during the next twelve months, we plan to focus on new business enterprises and expanding our global market through mergers. In order to pursue these plans aggressively, we will need additional investment capital. We have not decided at this time how this money is to be raised. We anticipate, however, that it will be through the issuance of capital stock or bonds.

OFF BALANCE SHEET ARRANGEMENTS

      We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

                             DESCRIPTION OF BUSINESS

BACKGROUND

      We were incorporated in the State of Nevada on August 16, 1996. Our initial business focus was to develop a 3D animation and digital effects studio that would provide high-end 3D animation and digital effects to the music video industry.

      On September 30, 2003, we entered into a definitive Share Exchange Agreement with CinTel Co., Ltd., a Korean corporation ("CinTel Korea") and the shareholders of CinTel Korea. Pursuant to the Share Exchange Agreement, we acquired 100% of the issued and outstanding capital stock of CinTel Korea in exchange for 16,683,300 shares of our common stock. CinTel Korea was founded in 1997 and has provided various Internet Traffic Management solutions to businesses and consumers. All of our business operations are now comprised of developing, manufacturing and distributing Internet Traffic Management solutions to businesses and consumers in order to manage and control high traffic web sites.

      CinTel Korea introduced Korea's first dynamic server load balancer, and has marketed Internet Traffic Management products since its inception, such as PacketCurzTM iCache, i2one, and Proximator. The Internet Traffic Management solutions are marketed to customers around the world, helping them improve Internet traffic management, service levels (QOS: Quality of Service), and the user experience (QOC: Quality of Content).

PRINCIPAL PRODUCTS

      We produce various products for Web Caching (PacketCruzTM iCache), Cyber APT (PacketCruzTM i2one), and Content Delivery Network (PacketCruzTM Proximator). All of these products are called Internet Traffic Management solutions.

PacketCruzTM iCache

      PacketCruzTM iCache is a high performance Internet caching system for accelerated content delivery. iCache is used by businesses, ISPs, educational institutions, and other organizations to manage and control web traffic growth, while accelerating the delivery of content to users. iCache is specifically designed to improve the performance, scalability, security, portability, security, and manageability of high-traffic web sites. PacketCruzTM iCache has advantages in I/O and file management, and algorithms that learn and search better with increased usage. iCache provides technologies for massive connection management, mass object storing, and retrieving. We build our own cache object file systems based on these technologies. iCache can maintain up to 50,000 concurrent connections and support about 4,000 req/sec.

      PacketCruzTM iCache is our primary product and was the top performing solution in the prestigious 3rd and 4th annual Cache-offs, a US event hosted by The Measurement-Factory, a worldwide cache benchmark (Polygraph) organization. (http://www.measurement-factory.com/results/public/cacheoff/N04)

PacketCruzTM i2one

      PacketCruzTM i2one is an automatic network management solution for small and medium-sized networks. As high-speed Internet service becomes commonplace, there will be needs for remote monitoring by administrators in places like cyber apartments, small and medium-sized hotels/companies, and public places. Our packet control technology for the control of a user's packet includes packet capturing, real-time packet analysis, packet injection and ARP masquerading. This packet control technology can be used in the form of gateway or stand-alone.

PacketCruzTM Proximator

      Contents Delivery Network (CDN) refers to a distributed system where copies of contents are physically stored in a large scale of the Intranet or the Internet network as a cache. A CDN solution strategically distributes content servers or cache servers in multiple data centers in geographically dispersed areas in order to deliver the content from the server closest to the end user in the network, resulting in much faster contents access. The main purpose for CDN is to minimize network delay for service delivery.

      Traditional Internet infrastructure faces a challenge in providing a quality and reliable service for growing rich media content such as streaming audio and video. CDN strategically distributes content servers or cache servers in multiple data centers in geographically dispersed areas in order to deliver the content from the server closest to end user in the network. PacketCruzTM Proximator is a family of products developed for constructing a CDN in ISPs in the most efficient and cost-effective way. PacketCruzTM Proximator provides a complete set of CDN functionalities including content routing, distribution and management for delivering the content to the user in a reliable and efficient way.

PRODUCT RESALE AGREEMENTS

      On January 1, 2004, we entered into a Reseller Agreement with NEOframe Inc., for the sale of products in the Republic of Korea that are manufactured and marketed by NEOframe and the products that are manufactured by third party companies for which NEOframe has supply or sales rights. The term of the Reseller Agreement is from January 1, 2004 until December 31, 2004 and will automatically renew for successive one-year periods unless either party shall give to the other party at least thirty days prior written notice of its intention not to extend the agreement.

      On January 5, 2004, we entered into a Distribution Agreement for the sale of Storage Attached Network (SAN) switches with Seoul Electrons Corp. Seoul Electrons Corp. appointed us as a non-exclusive reseller in the Republic of Korea for the sale of Storage Attached Network switches that are manufactured by Brocade, Inc. and other products that Seoul Electrons Corp. has supply or sales rights. The term of the Distribution Agreement is for one year and will automatically renew for an additional one-year period if not terminated by either party. We also supplied a SAN switching solution to Hyundai Motor Co. in the amount of $35,000. Seoul Electrons is a specialized storage System Integration company and one of the largest SAN system integration companies in Korea. With this alliance, we acquired the right to market Brocade's Silkworm, one of the top-selling SAN solutions in Korea.

      On May 11, 2004, we entered into a Product Resale Agreement with Curtis, Inc. for the sale of memory disks (solid state disks). Under this agreement, we were appointed non-exclusive reseller in the Republic of Korea of Solid State Disks (Memory Disks) that are manufactured by Curtis, Inc., excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. The term of the agreement is for two years and will automatically renew for an additional two years if not terminated by either party. We expect to expand our System Performance Improvement (SPI) solutions in memory disks and system performance improvement consulting to meet the growing market demand for large transaction processing. The agreement calls for us to receive the exclusive right to sell Curtis' product line in Korea under the name "SST-V1." In addition, we plan to integrate our iCache and i2one products with Curtis' product line.

TECHNICAL SERVICES AGREEMENT WITH IBM CORPORATION

      On January 30, 2004, we entered into a Technical Services Agreement with International Business Machines Corporation to help the company develop its Digital Video Surveillance System. IBM is helping us define a specification for a video capture card for a solution which will include advanced "smart" digital video surveillance capabilities. IBM is required to assign a project coordinator and related engineering and technical resources to work with our technical team and assist us to:

      o Define and document the requirements for designing and building a Multi Chip Digital Video Surveillance card;
      o Define the hardware and software architecture of a multi chip solution;
      o     Deliver a high level system architecture document; and
      o Define and deliver the scope of a second project in the form of a detailed proposal.

      In consideration for the above services, we agreed to pay to IBM $160,000. We are also required to assign a project coordinator and related engineering and technical resources to IBM to work with IBM's technical team. We are also required to provide IBM with timely acknowledgement and acceptance of the services when performed. We have agreed to make resources available to assist IBM in the performance of Services, as required for the following:

      o Define detailed requirements including major hardware and software functional components;
      o Specify levels of industry standard architectures and specifications to be complied with;
      o Identify environmental and safety specifications that govern the final product;
      o     Define power specifications including tolerances;
      o     Provide access to technical resources; and
      o     Provide access to our facilities.

      The Technical Services Agreement is for a term of four months and by its terms expired on April 30, 2004. However, the development project with IBM is still ongoing and has not terminated.

PACKETCRUZTM INETKEEPER

      We are also developing what we have named the PacketCruzTM iNetKeeper. In Korea, Cyber Apartment has become popular. The residence of Cyber Apartment enjoys various services such as home network, Internet banking, home security, news, medical counsel, real estate information, local community service, etc. PacketCruzTM iNetKeeper is an upgraded model of PacketCruzTM i2one and an exclusive Internet gateway solution providing all features for the needs of Cyber Apartment. The followings are the main features of PacketCruzTM iNetKeeper.

      -     Transparent/Directory base User Authentication Service
      -     Traffic Analysis/Homepage Redirection - IP Address Management
      -     Enhanced DHCP Server
      -     NAT
      -     Firewall
      -     Network Monitoring
      -     Integrated Management

MARKETS

      As enterprise applications transform from mainframe and client/server applications into web-based applications, the demand for improved performance made possible by web caching systems increases. The explosion in multimedia enriched content available online is also driving this need.

      Audio, images and video represent an increasingly larger share of Internet traffic. Numerous radio and television stations broadcast live on the Web. Special events, such as sports games, concerts or fashion shows, are Web-cast directly by the event organizers without going through the traditional broadcasting channels. Entire movies are becoming available for download from video-on-demand providers. In addition to the news and entertainment spaces, the role of Internet audio and video in business and education markets is also rapidly growing.

      Web-based data on the Internet is increasing at a rate beyond the ability of bandwidth extension to solve the performance problems created by the sheer volume of data. Web caching technology can solve the performance problem, but this technology must also solve the scalability, security, and manageability of high-traffic Web sites.

      When caching solutions were developed for the first time five years ago, the target market seemed to be limited to Internet Service Providers (ISPs). However, with the growth of the Internet, the needs for web cache is everywhere there is a web presence, such as business, financial institutions, and governmental agencies. We believe that this phenomenon will be accelerated much more in 2004 through 2007, as the Internet become a daily life necessity.

      The target market for CinTel's PacketCruzTM product family is business, government, university, contents provider, service provider, ISP, CDN, IDC, etc. They each encounter various forms of performance problems. Our PacketCruzTM product family can make their networks faster, and give them scalability, security, and manageability. Current users of our PacketCruzTM family of products include without limitation Korea's Ministry of Government Administration and Home Affairs', Education web. Samsung Electronics Corp., KT Corp., KEPCO, SK Telecom, KTF, LG TeleCom, and Hana Bank

DISTRIBUTION METHODS

      We distribute our products in two ways: direct sale and joint sale with global and local distributors.

      In direct sales, we have two sales teams. First, our Government & Education Sales Team is responsible for government and education markets. The second is Carrier & SP sales team. This team sells to businesses, content providers (CPs), Internet service providers (ISP), CDN service providers, and Internet data centers (IDCs).

      Joint sales with global and domestic distributors is accomplished in cooperation with sales partners, through which we maximize our domestic and global sales opportunities. The sales partners are also called "distributors." Each of them works within their professional field and obtains helps distribute our products.

      We currently operate five domestic distributors and have plans to increase to over ten. With respect to global distributors, it is our policy to find promising companies or agencies and grant them the right to sell our products. Since its inception, Cintel Korea has focused on Japan and South Asia and operates three global distributors as of March 2004.

      We also recognize the importance of the North American and the European markets. Accordingly, we located our head office in the U.S. in November 2003, and plan to begin expanding our marketing efforts into Europe by the end of 2004.

Our Domestic and Global Distributors

NAME OF DISTRIBUTOR               URL           AREA OF DISTRIBUTION
---------------------    ---------------------  --------------------
1. DOMESTIC
-----------------------
Gigalink Co., Ltd.. . .  www.gigalink.co.kr     Korea
-----------------------  ---------------------  --------------------
Locus Co., Ltd. . . . .  www.locus.com          Korea
-----------------------  ---------------------  --------------------
SNETsystems Co. . . . .  www.snetsystems.co.kr  Korea
-----------------------  ---------------------  --------------------
i-Craft co., ltd. . . .  www.icraft21.com       Korea
-----------------------  ---------------------  --------------------
2. OVERSEAS
-----------------------
                                                Singapore &
Suntze Communications                           the Peoples Republic
 Engineering Pte., Ltd.  www.suntze.com.sg      of China
-----------------------  ---------------------  --------------------
Canon System Solutions
 Co., Ltd (f/k/a
 Sumimoto Metal System
 Solutions Co. Ltd. . .  www.canon-sol.co.jp    Japan
-----------------------  ---------------------  --------------------
Rikei Corporation . . .  www.rikei.co.jp        Japan
-----------------------  ---------------------  --------------------
NetSys Pte., Ltd. . . .  www.netsys.com.sg      Singapore
-----------------------  ---------------------  --------------------

      On December 1, 2000, we entered into an Agency Agreement with Gigalink Co., Ltd., whereby Gigalink Co. agreed to become a non-exclusive distributor in the Republic of Korea for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. The term of this agreement is from January 1, 2001 until December 31, 2001 and is automatically extended for successive one-year periods unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

      On August 1, 2001, we entered into a Distribution Agreement with Locus Co., Ltd., whereby Locus Co. agreed to become a non-exclusive distributor in the Republic of Korea for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. The term of this Distribution Agreement is from October 1, 2001 until July 31, 2002 and is automatically extended for successive one-year periods unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

      On October 30, 2001, we entered into a Distribution Agreement with SNETsystems Co., whereby SNETsystems Co. agreed to become a non-exclusive distributor in the Republic of Korea for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. The term of this Distribution Agreement is from October 26, 2001 until October 25, 2002 and is automatically extended for successive one-year periods unless either party gives at least fifteen days prior written notice of its intention not to extend the agreement.

      On November 1, 2001, we entered into a Distribution Agreement with i-Craft Co., Ltd., whereby i-Craft Co. agreed to become a non-exclusive distributor in the Republic of Korea for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. The term of this Distribution Agreement is from November 1, 2001 until October 30, 2002 and is automatically extended for successive one-year periods unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

      On April 26, 2002, we entered into a Distribution Agreement with Suntze Communications Engineering Pte., Ltd., whereby Suntze Communications agreed to become a non-exclusive distributor in Singapore and the People's Republic of China for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture
(OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. Under this Distribution Agreement, we agreed to supply Suntze Communications with products upon orders being placed at least three months in advance. Before the three months prior to the end of each calendar year, Suntze Communications is required to provide us with an annual forecast covering the next twelve month period. The prices of products are subject to mutual agreement by both parties from time to time during the term of the Distribution Agreement. The term of this Distribution Agreement is from April 26, 2002 until April 26, 2004 and is automatically extended for successive one-year periods unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

      On May 24, 2002, we entered into a Distribution Agreement with Sumitomo Metal System Solutions Co., Ltd. (n/k/a Canon System Solutions Co., Ltd.), whereby Canon System Solutions agreed to become a non-exclusive distributor in Japan for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture
(OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. Under this Distribution Agreement, we agreed to supply Canon System Solutions with products upon orders being placed at least three months in advance. Before the three months prior to the end of each calendar year, Canon System Solutions is required to provide us with an annual forecast covering the next twelve month period. The term of this Distribution Agreement is from May 24, 2002 until May 24, 2004 and is automatically extended for another two years unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

      On May 23, 2001, we entered into a Distribution Agreement with Rikei Corporation, whereby Rikei Corporation agreed to become a non-exclusive distributor in Japan for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. Under this Distribution Agreement, we agreed to supply Rikei Corporation with products upon orders being placed at least three months in advance. Before the three months prior to the end of each calendar year, Rikei Corporation is required to provide us with an annual forecast covering the next twelve month period. The term of this Distribution Agreement is from May 23, 2001 until May 23, 2003 and is automatically extended for another two years unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

      On July 30, 2001, we entered into a Distribution Agreement with NetSys Pte, Ltd., whereby NetSys agreed to become a non-exclusive distributor in Singapore and the People's Republic of China for the sale of products in the iCache Series that are manufactured by us, excluding products manufactured on the basis of Original Equipment Manufacture (OEM) relationships and/or Contract Manufacture (CM) relationships with third parties for products not having the CinTel brand name. Under this Distribution Agreement, we agreed to supply NetSys with products upon orders being placed at least three months in advance. Before the three months prior to the end of each calendar year, NetSys is required to provide us with an annual forecast covering the next twelve month period. The term of this Distribution Agreement is from July 30, 2001 until July 30, 2002 and is automatically extended for successive one-year periods unless either party gives at least thirty days prior written notice of its intention not to extend the agreement.

COMPETITION

      While no accurate statistical data exists for the Internet Traffic Management market in Korea, we believe we are a leader in the industry in Korea, as demonstrated by the various awards that our products have received. There are two different types of content caching technologies: first, pure software systems on general-purpose hardware; and second, dedicated appliances with specialized software and file systems. The former group consists of products from companies like Inktomi, Volera, Microsoft and Netscape. In the appliance category, the leaders are Network Appliance, Bluecoat, and Cisco. We have been able to compete with these companies through our competitive product features, price, and customer service.

      We also operate our own Research & Development Team and Technical Support Team. The R&D Team develops the features and hardware architecture, and the Technical Support Team selects the most proper parts for the best performance. We then order mass production from KTNF (www.ktnf.co.kr), a recognized hardware manufacturing company. On January 30, 2004, we entered into a

INTELLECTUAL PROPERTY

      We have three registered patents, three registered trademarks and one registered service mark with the Korean Intellectual Property Office. We also have three pending patent applications with the Korean Intellectual Property Office.

Registered Patents:

      (1)   "Load Balancer and Content  Routing  Method by Load Balancer"  (Reg.
            No.: 268838) valid through Nov. 7, 2018
      (2) "Apparatus and Method for video alarm using wireless telecommunication network" (Reg. No.: 369426) valid through Mar. 11, 2022
      (3) "System and Method for high availability network" (Reg. No.: 383490) valid through May. 17, 2020

Pending Patent Applications:

      (1) "Method and System for centralized Internet contents translation and delivery" (Appln. No.: 10-2002-0013646)
      (2) "Operating system and method for pull-typed contents delivery network" (Appln. No.: 10-2002-0013647) (3) "Network connection control system and method of network-connected node at LAN" (Appln.
            No.: 10-2003-0066010)

Registered Trademarks:

      (1)   "i2one" - logo (Reg. No.: 525665) valid through Jul. 18, 2012
      (2)   "PacketCruz" - logo (Reg. No.: 470393) valid through May. 19, 2010
      (3) "PeerTree Connect The Web" - logo (Reg. No.: 552597) valid through Jul. 1, 2013

Registered Service Mark:

      (1) "CinTel Crusader in Telecommunication" - logo (Reg. No.: 68920) valid through Jun. 22, 2011

GOVERNMENTAL APPROVALS

      We are subject to local and global government rules and regulations that affect business generally. Neither Korea nor the governments in which we market our products specifically regulate the Internet Traffic Management solutions markets. Certain government approvals, however, can be helpful and/or necessary in order to access certain government markets.

      We have been granted the following governmental approvals:

      (1) Nov. 1997: Granted as a company for exemption of the military service on the R/D researchers (Electrical/Electronics area) by Ministry of Information and Communication
      (2) March 2000: Acquisition of the KT Mark (new business made in Korea) with PacketCruz Redirector, network server clustering technology through dispersion of IP level packet by Ministry of Science & Technology
      (3) April 2001: Registered as Korea first Public Procurement Service for an excellent product (All models of PacketCruz iCache) by Public Procurement Service
      (4) May 2003: Registered as a member of Korea Software Industry Association (KOSA) authorized by Ministry of Information and Communication.

PRODUCT AND BUSINESS AWARDS

      We have been granted various awards and prizes for our products and for our business development. The following are a list of our awards to date:

      (1) April 1999: Selected as a small and medium-sized company with promising export capabilities by Small Business Corporation
      (2) Dec. 2001: Won the Grand Prize of the Dream Venture Award by Korea Technology Guarantee Fund, Korea management Association
      (3) Dec. 2001: Selected as a superior technology company by Korea Technology Credit Guarantee
      (4) April 2002: Chosen as an excellent company in technological innovation by Seoul Economic Daily
      (5) July 2002: Received an 'A' rating from Federation of Korean Industries Venture company by The Foundations of Korean Industries
      (6) Aug. 2002: Certified ISO-9001 approval for Design and Services of Information Communication Equipment, Internet Traffic Management by International Organization for Standardization
      (7) Dec. 2002: Awarded the Grand Prize of International Industrial Co-operation by The Foundations of Korean Industries and Maeil Economic Daily
      (8) Feb. 2003: Appointed as Excellent Venture Company by Seoul Economic Daily in Korea
      (9) July 2003: Awarded 2003 Korea High-Quality Emerging Technology Prize by Seoul Economic Daily
      (10) Nov. 2003: Awarded the Prime Minister Prize in 2003 Digital Innovation Awards by Korea Times and Hankook Ilbo
      (11) Aug. 2004: Awarded the 2004 Korea Emerging High-Quality Technology Award for our new business of Solid-State Disks (SST-V1) and our System Performance Improvement Consulting.

EMPLOYEES

      We currently employ 30 full time employees and no part time employees. We believe that our relations with our employees are good

DESCRIPTION OF PROPERTY

      We maintain two offices and have lease agreements with respect to each office. Our U.S. office is located in 1001 W. Cheltenham Ave., Melrose Park, PA, 19027. We sublet the U.S. office for a term of one year, which expires on January 31, 2005. The sublease agreement for the U.S. office requires that we issue 5,000 shares of our common stock as payment of rent. Our Asia Pacific office is located in #891-43, MSA Bldg 7FL., Daechi-Dong, Gangnam-Gu, Seoul, Korea 135-280. The lease agreement for the Asia Pacific office is for a term of two years and expires in June 2006. Our monthly lease payment for the Asia Pacific office is $9,700 (including 10% VAT). We do not own any real property.

LEGAL PROCEEDINGS

      We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

------------------------------------- --------------------------------- -------------------------------------------
                NAME                                AGE                                  POSITION
------------------------------------- --------------------------------- -------------------------------------------
Sang Don Kim                                         37                 President, Chief Executive Officer and
                                                                        Director
------------------------------------- --------------------------------- -------------------------------------------
Kyo Jin Kang                                         38                 Chief Financial Officer, Chief Operating
                                                                        Officer and Principal Accounting Officer
------------------------------------- --------------------------------- -------------------------------------------
Jong Kook Moon                                       42                 Secretary and Treasurer
------------------------------------- --------------------------------- -------------------------------------------

      SANG DON KIM, PRESIDENT CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Kim has been President, Chief Executive Officer and the sole Director of CinTel Korea since July 1997 and has held the same positions with Cintel Corp. since September 30, 2003. From July 1994 through July 1996, Mr. Kim was the manager of strategic accounts and sales OEM of Hyundai SemiConductor. Mr. Kim is also the administrative director of Dosan Academy, the director of alumni association of IT College, Korea University, and an organizing member of Korea Digital Contents Leaders Forum by Korea IT Industry Promotion Agency.

      KYO JIN KANG, CHIEF FINANCIAL OFFICER, CHIEF OPERATING OFFICER AND PRINCIPAL ACCOUNTING OFFICER. Mr. Kang has been Chief Financial Officer, Chief Operating Officer and Principal Accounting Officer of CinTel Korea since June 2002 and has held the same positions with Cintel Corp. since September 30, 2003. From March 2001 to June 2002, Mr. Kang was the Chief Financial Officer of Barun Electronics Company. From November 1992 to March 2001, he worked for Korea Development Leasing Corporation (KDLC), the largest leasing company in Korea and a joint venture partner with Korea Long-term Credit Bank (currently, Kookmin
Bank), ORIX in Japan, and IFC. During his employment KDLC, his positions included, senior manager of the CRC Task Force Team, assistant manager over the non-performing loan management team, assistant manager over the futures task force team, and officer in the small and medium size firm lease marketing team and an officer in the treasury department.

      JONG KOOK MOON, SECRETARY AND TREASURER. Mr. Moon has been Secretary and Treasurer of Cintel Corp. since October 10, 2003. From April 2000 to the present Mr. Moon has been and is an attorney at law with the IBC Law Group, Seoul, Korea. From March 1999 to the present, Jong Kook Moon has also worked for Sookmyung Woman's University in Seoul, Korea as a Special Professor of International Trade Law. From September 1999 through June 2000, Mr. Moon worked for SK Global Co., Ltd., Seoul, Korea; from July 1998 through September 1999, with KOTRA (Korea Investment Service Center), Seoul, Korea; and from September 1996 through February 1998, with Kaye, Scholer, Fierman, Hays & Handler, in New York and Washington, D.C.

      All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

      No director, Officer, affiliate or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

AUDIT COMMITTEE

      We do not have a separately designated standing audit committee, or a committee performing similar functions. We also do not have an audit committee financial expert, as that term is defined in Item 401 of Regulation S-B.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the fiscal years ending December 31, 2003 and 2002.

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                            ------------------------------ ------------
                                              ANNUAL COMPENSATION                      AWARDS                PAYOUTS
                                      ------------------------------------- ------------------------------ ------------
                                                                  OTHER                       SECURITIES                  ALL
                                                                 ANNUAL       RESTRICTED      UNDER-LYING                 OTHER
        NAME AND                                                 COMPEN-     STOCK AWARD(S)    OPTIONS/       LTIP       COMPEN-
   PRINCIPAL POSITION        YEAR      SALARY ($)   BONUS ($)    SATION ($)         ($)          SARS (#)    PAYOUTS ($)  SATION ($)
-------------------------- ---------- ------------- ---------- ------------ ----------------- ------------ ------------ -----------
Sang Don Kim                 2003       $50,000      -0-          -0-            -0-            -0-           -0-         -0-
                             2002       $50,000      -0-          -0-            -0-            -0-           -0-         -0-
                             2001       $30,000      -0-          -0-            -0-            -0-           -0-         -0-

COMPENSATION OF DIRECTORS AND OFFICERS

      To date, we have not adopted a bonus, profit sharing, or deferred compensation plan for the benefit of our employees, officers or directors. We have not paid any salaries or other compensation above $100,000 to our officers, directors or employees since inception.

EXECUTIVE EMPLOYMENT AGREEMENTS

      To date, we have not entered into any employment agreements with our executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have not entered into any transaction during the last two years and we have not proposed any transaction to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

      -     Any director or executive officer of Cintel Corp.;
      -     Any nominee for election as a director;
      - Any security holder named in the "Security Ownership of Certain Beneficial Owners and Management" section below; and
      - Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any such person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of August 13, 2004. The information in this table provides the ownership information for:

      o each person known by us to be the beneficial owner of more than 5% of our common stock;
      o     each of our directors;
      o     each of our executive officers; and
      o     our executive officers and directors as a group.

      Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

                                                                      Percentage of           Percentage of
                                              Common Stock             Common Stock            Common Stock
Name of Beneficial Owner                 Beneficially Owned (1)     Before Offering (1)       After Offering (2)
--------------------------------------- ------------------------- ------------------------ ----------------------
Sang Don Kim                                     4,655,280                 22.2%                     9.5%
Dongbu CentryVill, Apt. 101-2302
Ichon 1-dong
Yongsan-gu, Seoul, Korea

KTB Network Co., Ltd. (3)                        4,305,570                 20.5%                     8.8%
KTB Networks B/D
826-14, Yeoksam-dong
Kangnam-gu, Seoul, Korea

KB Investment Co., Ltd. (4)                      1,490,400                  7.1%                     3.0%
9F, Sinyeogn B/D
68-5, Chungdam-dong
Kangnam-gu, Seoul, Korea

All Directors and Executive Officers             4,655,280                 22.2%                     9.5%
as a Group (1 person)
--------------------------------------- ------------------------- ------------------------ ----------------------

(1)   Applicable  percentage  ownership is based on 20,974,300  shares of common stock outstanding as of August 13, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of August 13, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 13, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)   Based on 49,000,000 shares of common stock outstanding.
(3) KTB Network Co., Ltd. is a publicly listed company on the KOSDAQ. Mr. Kwon, Sung Moon, the President and Chief Executive Officer of KTB Network Co., Ltd., has investment and voting control over the securities beneficially owned by KTB Network Co., Ltd.
(4) KB Investment Co., Ltd. is owned by Kookmin Bank in Korea. Mr. Cho, Seung Hyun, the President and Chief Executive Officer of KB Investment Co., Ltd., has investment and voting control over the securities beneficially owned by KB Investment Co., Ltd.

                            DESCRIPTION OF SECURITIES

      The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

DIVIDEND POLICY

      We have not previously declared or paid any dividends on our common stock and we do not anticipate declaring any dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

      (1) we would not be able to pay our debts as they become due in the usual course of business; or
|      (2) our total assets would be less that the sum of our total liabilities.

      Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including the our earnings, financial condition, capital requirements, and other factors.

CAPITAL STRUCTURE

      Our authorized capital consists of 300,000,000 shares of common stock, par value $.001 per share and no shares of preferred stock. As of August 13, 2004, we had 20,974,300 shares of common stock outstanding. Stockholders: (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to stockholders upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so.

STANDBY EQUITY DISTRIBUTION FINANCING

      On August 4, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the notice date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. We are registering in this offering 113,378,685 shares of common stock to be issued under the Standby Equity Distribution Agreement. Upon execution of the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a commitment fee in the amount of $240,000, which was paid by the issuance of a convertible debenture in the principal amount of $240,000. The convertible debenture has a term of three years, accrues interest at 5% and is convertible into our common stock at a price per share of 100% of the lowest closing bid price on the trading day immediately preceding the conversion date. We are registering in this offering 5,333,333 shares of common stock underlying the debenture. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. We engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 142,858 shares of our common stock, which are being registered in this offering.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Bylaws require that we indemnify and hold harmless our officers and directors who are made a party to or threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of officer of CinTel Corp. to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes, as amended.

      The State of Nevada permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

(a)   The person conducted himself or herself in good faith;

(b)   The person reasonably believed:

      (1) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

      (2) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests.

(c) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

      The indemnification discussed herein is not exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaws, agreement, vote of stockholders, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

      The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

      Our financial statements at December 31, 2003 and 2002, appearing in this prospectus and registration statement have been audited by SF Partnership, LLP, independent certified public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of CinTel Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We  are  subject  to the  informational  requirements  of  the  Securities
Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                                  CINTEL CORP.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
PERIODS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)

Consolidated Balance Sheets                                                 F-1
Consolidated Statement of Operations                                        F-2
Consolidated Statement of Changes in Stockholders' Equity                   F-4
Consolidated Schedule of Expenses                                           F-5
Consolidated Statement of Cash Flows                                        F-7
Notes to Financial Statements                                               F-8

YEARS ENDED DECEMBER 31, 2003 AND 2002 (AUDITED)

Independent Auditors' Report                                                F-15
Consolidated Balance Sheets                                                 F-16
Consolidated Statement of Operations                                        F-17
Consolidated Statement of Changes in Stockholders' Equity                   F-18
Consolidated Schedule of Expenses                                           F-19
Consolidated Statement of Cash Flows                                        F-20
Notes to Financial Statements                                               F-21

                                  CINTEL CORP.
                           Consolidated Balance Sheets
                             June 30, 2004 and 2003
                                    2004 2003

                                                       2004             2003
ASSETS
CURRENT
Cash and cash equivalents (note 3) .........      $   242,450       $   522,080
Accounts receivable ........................        1,301,587         2,591,404
Inventory ..................................          217,259           170,160
Prepaid and sundry assets ..................           81,160           339,739
Loans receivable ...........................            8,251               757
Deferred taxes .............................          121,288            61,894
                                                  -----------       -----------
                                                    1,971,995         3,686,034
DEFERRED TAXES .............................          527,419           305,882
EQUIPMENT (note 4) .........................          595,901           744,681
INVESTMENTS ................................           43,654            42,285
                                                  -----------       -----------
                                                  $ 3,138,969       $ 4,778,882
                                                  ===========       ===========
LIABILITIES
CURRENT
Accounts payable ...........................      $   958,258       $ 1,331,015
Loans payable - current (note 5) ...........        1,367,178         1,167,834
                                                                    -----------
                                                    2,325,436         2,498,849
LOANS PAYABLE (note 5) .....................           51,492            46,802
                                                  -----------       -----------
                                                    2,376,928         2,545,651

STOCKHOLDERS' EQUITY
CAPITAL STOCK (note 6) .....................           20,314             8,431
PAID IN CAPITAL ............................        4,427,330         4,511,117
ACCUMULATED OTHER COMPREHENSIVE
  INCOME (LOSS)  ...........................            8,438           (89,983)
ACCUMULATED DEFICIT ........................       (3,694,041)       (2,196,334)
                                                  -----------       -----------
                                                      762,041         2,233,231
                                                  -----------       -----------
                                                  $ 3,138,969       $ 4,778,882
                                                  ===========       ===========

APPROVED ON BEHALF OF THE BOARD

    "SANG  DON  KIM"                                       "KYO  JIN  KANG"
------------------------                              --------------------------
       DIRECTOR                                                DIRECTOR

                                  CINTEL CORP.
                      Consolidated Statement of Operations
                     Six Months Ended June 30, 2004 and 2003

                                                     2004                2003

REVENUE ................................       $    809,496        $  2,282,053
COST OF SALES ..........................            785,180           2,194,617
                                               ------------        ------------
GROSS PROFIT ...........................             24,316              87,436
EXPENSES (page 5)  .....................            775,635             881,573
                                               ------------        ------------
OPERATING LOSS .........................           (751,319)           (794,137)
                                               ------------        ------------
OTHER
Interest and other income ..............            (10,265)            (12,560)
Foreign exchange .......................              1,094                (111)
Interest expense .......................             50,017              52,932
                                               ------------        ------------
                                                     40,846              40,261
                                               ------------        ------------
LOSS BEFORE INCOME TAXES ...............           (792,165)           (834,398)
Deferred income taxes ..................           (116,000)           (120,000)
                                               ------------        ------------
NET LOSS ...............................       $   (676,165)       $   (714,398)
                                               ============        ============
BASIC LOSS PER SHARE ...................       $      (0.03)       $      (0.04)
                                               ============        ============
WEIGHTED AVERAGE NUMBER
  OF SHARES (note 6) ...................         20,314,300          16,683,300
                                               ============        ============

                                  CINTEL CORP.
                      Consolidated Statement of Operations
                    Three Months Ended June 30, 2004 and 2003

                                                      2004               2003

REVENUE ................................       $    502,700        $  1,278,743
COST OF SALES ..........................            492,159           1,210,340
                                               ------------        ------------
GROSS PROFIT ...........................             10,541              68,403
EXPENSES (page 6)  .....................            353,256             378,222
                                               ------------        ------------
OPERATING LOSS .........................           (342,715)           (309,819)
                                               ------------        ------------
OTHER
Interest and other income ..............             (3,263)             (7,260)
Foreign exchange .......................                281                 (30)
Interest expense .......................             26,127              21,283
                                               ------------        ------------
                                                     23,145              13,993
                                               ------------        ------------
LOSS BEFORE INCOME TAXES ...............           (365,860)           (323,812)
Deferred income taxes ..................            (48,000)            (38,000)
                                               ============        ============
NET LOSS ...............................       $   (317,860)       $   (285,812)
                                               ============        ============
BASIC LOSS PER SHARE ...................       $      (0.02)       $      (0.02)
                                               ============        ============
WEIGHTED AVERAGE NUMBER
OF SHARES (note 6) .....................         20,314,300          16,683,300
                                               ============        ============

                                  CINTEL CORP.
                 Consolidated Statement of Stockholders' Equity
                     Six Months Ended June 30, 2004 and 2003

                                       PAID IN     ACCUMULATED
                                      CAPITAL IN     OTHER        TOTAL
                                      NUMBER OF     CAPITAL     EXCESS OF    COMPREHENSIVE    ACCUMULATED  STOCKHOLDERS'
                                        SHARES       STOCK      PAR VALUE    INCOME (LOSS)      DEFICIT       EQUITY
Balance, January
  1, 2003                              8,431,000   $     8,431   $ 4,465,439   $   (47,125)   $(1,481,936)   $ 2,944,809
Employee stock
  options vested                              --            --        45,678            --             --         45,678
Foreign exchange
  on translation                              --            --            --       (42,858)            --        (42,858)
Net Loss                                      --            --            --            --       (714,398)      (714,398)
                                      ----------   -----------   -----------   -----------    -----------    -----------
Balance, June
  30, 2003                             8,431,000   $     8,431   $ 4,511,117   $   (89,983)   $(2,196,334)   $ 2,233,231
                                      ==========   ===========   ===========   ===========    ===========    ===========
Balance, January
  1, 2004                             20,314,300   $    20,314   $ 4,427,330   $   (38,627)   $(3,017,876)   $ 1,391,141
Foreign exchange
  on translation                              --            --            --        47,065             --         47,065
Net Loss                                      --            --            --            --       (676,165)      (676,165)
                                      ==========   ===========   ===========   ===========    ===========    ===========
Balance, June
  30, 2004                            20,314,300   $    20,314   $ 4,427,330   $     8,438    $(3,694,041)   $   762,041
                                      ==========   ===========   ===========   ===========    ===========    ===========

                                   CINTEL CORP
                        Consolidated Schedule of Expenses
                     Six Months Ended June 30, 2004 and 2003

                                                       2004               2003
EXPENSES
Salaries ..................................         $ 193,799           248,651
Research and development ..................           193,149         $ 298,662
Depreciation ..............................           102,604            77,062
Professional fees .........................            89,309            76,376
Rent ......................................            39,382            41,520
Travel ....................................            35,140            15,263
Employee benefits .........................            31,817            29,230
Repairs and maintenance ...................            23,597            43,560
Office and general ........................            16,650            12,493
Entertainment .............................            11,810            15,978
Advertising ...............................            10,981             2,923
Communications ............................            10,899            12,156
Taxes and dues ............................             8,337            15,776
Royalties .................................             4,958             5,026
Insurance .................................             3,203            11,158
Bad debts .................................                --           (24,261)
                                                    ---------         ---------
                                                    $ 775,635         $ 881,573
                                                    =========         =========

                                  CINTEL CORP.
                        Consolidated Schedule of Expenses
                    Three Months Ended June 30, 2004 and 2003

                                                       2004               2003
EXPENSES
Salaries ..................................         $ 112,614           102,205
Depreciation ..............................            51,696            45,878
Professional fees .........................            38,090            37,726
Research and development ..................            34,375         $  94,554
Rent ......................................            25,693            25,410
Travel ....................................            20,615             8,152
Employee benefits .........................            17,718            13,134
Repairs and maintenance ...................            17,660            43,560
Entertainment .............................            11,810            11,540
Office and general ........................             7,771             1,565
Communications ............................             5,331             6,078
Taxes and dues ............................             3,101             7,271
Royalties .................................             2,478             2,467
Advertising ...............................             2,380             1,237
Insurance .................................             1,924             1,706
Bad debts .................................                --           (24,261)
                                                    ---------         ---------
                                                    $ 353,256         $ 378,222
                                                    =========         =========

                                  CINTEL CORP.
                      Consolidated Statement of Cash Flows
                     Six Months Ended June 30, 2004 and 2003

                                                          2004          2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ..........................................  $  (676,165)   $  (714,398)
Adjustments for working capital and non-cash items:
Depreciation ......................................      102,604         77,062
Income taxes ......................................           --         (5,129)
Employee stock options vested .....................           --         45,678
Accounts receivable ...............................    1,077,141        748,058
Inventory .........................................      (69,382)        48,940
Prepaid and sundry assets .........................       70,039         65,915
Loans receivable ..................................       (8,251)       284,983
Deferred taxes ....................................     (135,198)      (120,701)
Accounts payable ..................................     (692,619)      (201,582)
                                                     -----------    -----------
                                                        (331,831)       228,826
                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment ..........................      (28,974)      (465,805)
                                                     -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Loans payable .....................................       60,313        (19,832)
                                                     -----------    -----------
FOREIGN EXCHANGE ON CASH AND CASH EQUIVALENTS .....        8,375             --
                                                     -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS .........     (292,117)      (256,811)
CASH AND CASH EQUIVALENTS - BEGINNING OF  YEAR ....      534,567        778,891
                                                     -----------    -----------
CASH AND CASH EQUIVALENTS - END OF YEAR ...........  $   242,450    $   522,080
                                                     ===========    ===========

                                  CINTEL CORP.
                   Notes to Consolidated Financial Statements
                             June 30, 2004 and 2003

1. OPERATIONS AND BUSINESS Cintel Corp., formerly Link2 Technologies, Inc. ("the Company"), was incorporated in the State of Nevada on August 16, 1996 and on April 24, 2001 changed its name from "Great Energy Corporation International" to Link2 Technologies, Inc. On September 30, 2003 the Company changed its name to Cintel Corp.

On September 30, 2003, the Company entered into a definitive Share Exchange Agreement (the "Agreement") with Cintel Co., Ltd., ("Cintel Korea") a Korean corporation and its shareholders. The Agreement provided for the acquisition by the Company from the shareholders of 100% of the issued and outstanding capital stock of Cintel Korea. In exchange, the shareholders of Cintel Korea received 16,683,300 shares of the Company. As a result, the shareholders of Cintel Korea controlled 82% of the Company. While the Company is the legal parent, as a result of the reverse-takeover, Cintel Korea became the parent company for accounting purposes.

Upon completion of the share exchange, the business operations of Cintel Korea constituted virtually all of the business operations of the Company. Cintel Korea develops network solutions to address technical limitations to the Internet. Cintel Korea has developed what it believes is the first Korean server load balancing technology. Cintel Korea is now focused on the development of advanced solutions for Internet traffic management. The business operations of Cintel Korea are located in Seoul, Korea.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with generally accepted accounting principles of the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

a) Basis of Financial Statement Presentation

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

b) Basis of Consolidation

The  merger  of  the  Company  and  Cintel  Korea  has  been   recorded  as  the
recapitalization of the Company, with the net assets of the Company brought forward at their historical basis. The intention of the management of Cintel Korea was to acquire the Company as a shell company listed on NASDAQ. Management does not intend to pursue the business of the Company. As such, accounting for the merger as the recapitalization of the Company is deemed appropriate.

                                  CINTEL CORP.
                   Notes to Consolidated Financial Statements
                             June 30, 2004 and 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

c) Unit of Measurement

The US Dollar has been used as the unit of measurement in these financial statements.

d) Use of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

e) Revenue Recognition

The Company recognizes revenues upon delivery of merchandise sold, and when services are rendered for maintenance contracts.

f) Cash and Cash Equivalents

Cash includes currency, cheques issued by others, other currency equivalents, current deposits and passbook deposits. Cash equivalents include securities and short-term money market instruments that can be easily converted into cash. The investments that mature within three months from the investment date, are also included as cash equivalents.

g) Investments

Investments in available-for-sale securities are being recorded in accordance with FAS-115 "Accounting for Certain Investments in Debt and Equity Securities". Equity securities that are not held principally for the purpose of selling in the near term are reported at fair market value with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

h) Inventories

Inventories are stated at the lower of cost or net realizable value. Net realizable value is determined by deducting selling expenses from selling price.

The cost of inventories is determined on the first-in first-out method, except for materials-in-transit for which the specific identification method is used.

                                  CINTEL CORP.
                   Notes to Consolidated Financial Statements
                             June 30, 2004 and 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

i) Equipment

Equipment is stated at cost. Major renewals and betterments are capitalized and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over a period of 5 years.

j) Government Grants

Government grants are recognized as income over the periods necessary to match them with the related costs that they are intended to compensate.

k) Currency Translation

The Company's functional currency is Korean won. Adjustments to translate those statements into U.S. dollars at the balance sheet date are recorded in other comprehensive income. Foreign currency transactions of the Korean operation have been translated to Korean Won at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

l) Financial Instruments

Fair values of cash equivalents, short-term and long-term investments and short-term debt approximate cost. The estimated fair values of other financial instruments, including debt, equity and risk management instruments, have been determined using market information and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

m) Income Tax

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                                  CINTEL CORP.
                   Notes to Consolidated Financial Statements
                             June 30, 2004 and 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

n) Earnings or Loss per Share

The Company adopted FAS No.128, "Earnings per Share" which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings  (loss) per share is  computed  by  dividing  net income  (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

o) Concentration of Credit Risk

SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash and cash equivalents with major Korean financial institutions.

The Company's provides credit to its clients in the normal course of its operations. It carries out, on a continuing basis, credit checks on its clients and maintains provisions for contingent credit losses which, once they materialize, are consistent with management's forecasts.

For other debts, the Company determines, on a continuing basis, the probable losses and sets up a provision for losses based on the estimated realizable value.

Concentration of credit risk arises when a group of clients having a similar characteristic such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions. The Company does not have any significant risk with respect to a single client.

3. CASH AND CASH EQUIVALENTS

The following amounts included in cash and cash equivalents are restricted for use by the Company:

a) The company has provided $117,664 as security for bank loans to employees to purchase the Company's shares.

b) The company has provided $121,590 as security for one of the bank loans described in note 5. The loan will mature on November 12, 2004.

                                  CINTEL CORP.
                   Notes to Consolidated Financial Statements
                             June 30, 2004 and 2003

4. EQUIPMENT

Equipment is comprised as follows:

                                                     2004                        2003
                                                  ACCUMULATED                Accumulated
                                         COST     DEPRECIATION       Cost    Depreciation
                                    -----------------------------------------------------

Furniture and fixtures . . . . . .  $      23,799  $ 18,414      $    22,988  $ 13,770
Equipment. . . . . . . . . . . . .        558,931   400,601          502,171   299,375
Vehicles . . . . . . . . . . . . .         13,443    12,098           12,985     9,089
Software . . . . . . . . . . . . .        622,735   191,894          571,924    43,153
                                    --------------------------------------------------
                                    $   1,218,908  $623,007      $ 1,110,068  $365,387
                                    ----------------------------------------------------
Net carrying amount. . . . . . . .                 $595,901                   $744,681
                                                   --------                   --------

5. LOANS PAYABLE

                                                                         2004        2003
                                             CURRENT     LONG-TERM      TOTAL        Total
Bank loans. . . . . . . . . . . . . . . . .  $1,302,750   $      -   $1,302,750   $1,090,570
Promissory Note . . . . . . . . . . . . . .      39,000          -       39,000       15,000
Government loans (1, 2, 3, & 4) . . . . . .      27,728     61,985       89,713      119,020
Discount of interest-free government loans.      (2,300)   (10,493)     (12,793)      (9,954)
                                             -----------------------------------------------
                                             $1,367,178   $ 51,492   $1,418,670   $1,214,636

BANK LOANS

Bank loans bear interest at 6.9% to 7.97% and mature in December 2004. The loans are repayable upon maturity. The loans are secured by a guarantee by the Korean Technology Credit Guarantee Fund to a maximum of $443,000, a limited guarantee by the chief executive officer and cash collateral of $121,590 as described in note 3b.

PROMISSORY NOTE

The promissory note is non-interest bearing, unsecured and due on demand.

GOVERNMENT LOAN #1

The loan is non-interest bearing, repayable in annual payments of $15,582 and matures July 2005.

                                  CINTEL CORP.
                   Notes to Consolidated Financial Statements
                             June 30, 2004 and 2003

5. LOANS PAYABLE (cont'd)

GOVERNMENT LOAN #2

The loan is non-interest bearing, repayable in annual payments of $11,236 and matures July 2005.

GOVERNMENT LOAN #3

The loan is non-interest bearing, repayable in annual payments of $5,000 starting 2006 and matures October 2009.

GOVERNMENT LOAN #4

The loan is non-interest bearing, repayable in annual payments of $3,419 starting 2006 and matures October 2009.

6. CAPITAL STOCK

Authorized
     50,000,000  common  shares,  par  value  $0.001  per  share

                                              2004              2003
Issued
     20,314,300  common  shares

(2003 - 8,431,000) $ 20,314 $ 8,431

On September 30, 2003, the Company cancelled 4,800,000 shares of common stock for no consideration. As well, the Company granted a 2 to 5 reverse stock split. The reverse split has retroactively been taken into consideration in the consolidated financial statements and the calculation of earnings per share. Finally, the Company issued 16,683,300 common shares in exchange for 100% of the outstanding shares of Cintel Co., Ltd.

STOCK WARRANTS AND OPTIONS

The Company accounted for its stock options and warrants in accordance with SFAS 123 "Accounting for Stock - Based Compensation" and SFAS 148 "Accounting for Stock - Based compensation - Transition and Disclosure." The value of options granted has been estimated using the Black Scholes option pricing model. The assumptions are evaluated annually and revised as necessary to reflect market conditions and additional experience. The following assumptions were used:

                        2004   2003
Interest rate. . . . .   6.5%   6.5%
Expected volatility. .    70%    70%
Expected life in years     6      6

                                  CINTEL CORP.
                   Notes to Consolidated Financial Statements
                             June 30, 2004 and 2003

6. CAPITAL STOCK (cont'd)

In 1999 the Board of Directors of Cintel Korea adopted an option plan to allow employees to purchase ordinary shares of the Cintel Korea.

In August 1999, the share option plan granted 96,000 stock options for the common stock of Cintel Korea having a $0.425 nominal par value each and an exercise price of $0.425. In 2002, 53,000 and in 2003, an additional 30,000 of these stock options were cancelled.

In March 2000, 225,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.68. In 2002, 135,000 and in 2003, an additional 47,000 of these stock options were cancelled.

In February 2001, 30,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.72. In 2003, all of these stock options were cancelled.

In March 2003, 65,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.71. In the same year, 15,000 of these stock options were cancelled.

The options vest gradually over a period of 3 years from the date of grant. The term of each option shall not be more than 8 years from the date of grant. No outstanding options vested in the six months ended June 30, 2004 (2003; $45,678). The 2003 amounts have been expensed in the statements of operations.

The stock options have not been included in the calculation of the diluted earnings per share as their inclusion would be antidilutive.

7. CONTINGENT LIABILITIES AND COMMITMENTS

a) The Company has entered into a contract with iMimic Networking, Inc. for the use of the iMimic solution within Korea starting November 17, 2000. For the use of this solution, the Company paid $70,000 as an upfront payment and pays a $640 royalty for each product sold that uses the iMimic solution. The Company is also required to pay an annual royalty fee of $10,000. The contract has no fixed termination date.

b) The Company is committed to a lease obligation which expires in June 2005. Future minimum annual payments (exclusive of taxes and insurance) under the lease are as follows:

2005 $ 64,000

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
CINTEL CORP.

      We have audited the consolidated balance sheets of CINTEL CORP. and subsidiaries (the "Company") as at December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operation, changes in its accumulated deficit and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

                                                       "SF PARTNERSHIP, LLP"

TORONTO, CANADA                                        CHARTERED ACCOUNTANTS
March 12, 2004

CINTEL CORP.
Consolidated Balance Sheets
December 31, 2003 and 2002

                                                        2003              2002
                                     ASSETS
CURRENT
    Cash and cash equivalents (note 3)               $   534,567    $   778,891
    Accounts receivable                                2,326,558      3,418,909
    Inventory                                            147,877        219,100
    Prepaid and sundry assets                            151,199        405,654
    Loans receivable                                          --        285,740
    Deferred taxes                                       116,917         61,769
                                                     -----------    -----------
                                                       3,277,118      5,170,063
DEFERRED TAXES                                           396,592        185,306
EQUIPMENT (note 4)                                       684,583        319,598
INVESTMENTS                                               42,082         42,037
                                                     -----------    -----------

                                                     $ 4,400,375    $ 5,717,004
                                                     -----------    -----------
                                   LIABILITIES
CURRENT
    Accounts payable                                 $ 1,650,876    $ 1,532,598
    Income taxes                                              --          5,129
    Loans payable - current (note 5)                   1,319,312      1,214,510
                                                     -----------    -----------
                                                       2,970,188      2,752,237
LOANS PAYABLE (note 5)                                    39,045         19,958
                                                     -----------    -----------
                                                       3,009,233      2,772,195
                                                     -----------    -----------
                              STOCKHOLDERS' EQUITY
CAPITAL STOCK (note 6)                                    20,314          8,431
PAID IN CAPITAL                                        4,427,331      4,465,439
ACCUMULATED OTHER COMPREHENSIVE LOSS                     (38,627)       (47,125)
ACCUMULATED DEFICIT                                   (3,017,876)    (1,481,936)
                                                     -----------    -----------
                                                       1,391,142      2,944,809
                                                     -----------    -----------
                                                     $ 4,400,375    $ 5,717,004
                                                     -----------    -----------

APPROVED ON BEHALF OF THE BOARD

      "SANG DON KIM"                                         "KYO JIN KANG"
      --------------                                         --------------
       DIRECTOR                                                DIRECTOR

CINTEL CORP.
Consolidated Statement of Operations
Years Ended December 31, 2003 and 2002

                                                 2003              2002

REVENUE                                      $  5,300,370    $  5,476,702

COST OF SALES                                   5,276,542       3,901,035
                                             ------------    ------------

GROSS PROFIT                                       23,828       1,575,667

EXPENSES (page 5)                               1,758,995       1,833,431
                                             ------------    ------------

OPERATING LOSS                                 (1,735,167)       (257,764)
                                             ------------    ------------
OTHER
    Interest and other income                     (28,818)        (38,028)
    Foreign exchange                                 (257)        (12,798)
    Interest expense                               96,906          55,518
                                             ------------    ------------
                                                   67,831           4,692
                                             ------------    ------------
LOSS BEFORE INCOME TAXES                       (1,802,998)       (262,456)
                                             ------------    ------------
    Current                                            --           7,898
    Deferred                                     (267,058)        (65,814)
                                             ------------    ------------
                                                 (267,058)        (57,916)
                                             ------------    ------------
NET LOSS                                     $ (1,535,940)   $   (204,540)
                                             ------------    ------------
BASIC LOSS PER SHARE                         $      (0.09)   $      (0.01)
                                             ------------    ------------
FULLY DILUTED LOSS PER SHARE                 $      (0.09)   $      (0.01)
                                             ------------    ------------
WEIGHTED AVERAGE NUMBER OF SHARES (note 6)     17,591,050      16,683,300
                                             ------------    ------------

Consolidated Statement of Stockholders' Equity
Years Ended December 31, 2003 and 2002

                                                                            PAID IN      ACCUMULATED
                                                                            CAPITAL IN     OTHER                         TOTAL
                                                 NUMBER OF       CAPITAL    EXCESS OF    COMPREHENSIVE ACCUMULATED     STOCKHOLDERS'
                                                  SHARES         STOCK      PAR VALUE      LOSS          DEFICIT         EQUITY
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2002 as previously stated     7,339,569    $  7,340    $ 4,240,357    $(283,449)   $(1,415,946)   $ 2,548,302
    Adjustment for employee stock options
    granted but not vested (note 10)                     --          --       (138,550)          --        138,550             --
                                                 ----------    --------    -----------    ---------    -----------    -----------

    As restated                                   7,339,569    $  7,340    $ 4,101,807    $(283,449)    (1,277,396)   $ 2,548,302

Common shares issued                              1,091,431       1,091        363,632           --             --        364,723
Foreign exchange on translation                          --          --             --      236,324             --        236,324
Net Loss                                                 --          --             --           --       (204,540)      (204,540)
                                                 ----------    --------    -----------    ---------    -----------    -----------

Balance, December 31, 2002                        8,431,000    $  8,431    $ 4,465,439    $ (47,125)   $(1,481,936)   $ 2,944,809
                                                 ----------    --------    -----------    ---------    -----------    -----------
Balance, January 1, 2003                          8,431,000    $  8,431    $ 4,465,439    $ (47,125)   $(1,481,936)   $ 2,944,809
Common shares cancelled for no consideration     (4,800,000)     (4,800)         4,800           --             --             --
Common shares issued on acquisition
of Cintel Co., Ltd.                              16,683,300      16,683        (88,586)          --             --        (71,903)
Employee stock options vested                            --          --         45,677           --             --         45,677
Foreign exchange on translation                          --          --             --        8,498             --          8,498
Net Loss                                                 --          --             --           --     (1,535,940)    (1,535,940)
                                                 ----------    --------    -----------    ---------    -----------    -----------

Balance, December 31, 2003                       20,314,300    $ 20,314    $ 4,427,330    $ (38,627)   $(3,017,876)   $ 1,391,141
                                                 ==========    ========    ===========    =========    ===========    ===========

CINTEL CORP.
Consolidated Schedule of Expenses
Years Ended December 31, 2003 and 2002

                                                         2003              2002
EXPENSES
    Research and development
                                                    $  500,887           554,183
    Salaries                                           450,807        $  483,109
    Bad debts                                          252,979           130,877
    Depreciation                                       122,188            52,508
    Professional fees                                  117,893           161,755
    Rent                                                59,467            46,832
    Employee benefits                                   59,115            65,608
    Advertising                                         53,508            71,945
    Travel                                              36,049            43,776
    Office and general                                  26,835            63,080
    Entertainment                                       22,111            53,249
    Taxes and dues                                      16,721            16,748
    Insurance                                           16,458            20,303
    Communications                                      13,990            12,758
    Royalties                                            9,987            56,700
                                                    ----------        ----------
                                                    $1,758,995        $1,833,431
                                                    ==========        ==========

CINTEL CORP.
Consolidated Statement of Cash Flows
Years Ended December 31, 2003 and 2002

                                                          2003              2002
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                           $(1,535,940)   $  (204,540)
    Adjustments for working capital
    and non-cash items:
      Depreciation                                         122,188         52,508
      Employee stock options vested                         45,677             --
      Accounts receivable                                1,100,076      1,383,694
      Inventory                                             71,697        (68,345)
      Prepaid and sundry assets                            255,744       (205,632)
      Loans receivable                                     287,004       (154,915)
      Deferred taxes                                      (267,058)       (67,951)
      Accounts payable                                      83,988     (1,603,006)
      Income taxes                                          (5,152)         5,129
                                                       -----------    -----------
                                                           158,224       (863,058)
                                                       -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of investments                                  --           (113)
    Acquisition of equipment                              (488,048)       (61,748)
                                                       -----------    -----------
                                                          (488,048)       (61,861)
                                                       -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock                                    --        364,723
    Loans payable                                           83,840        505,664
                                                       -----------    -----------
                                                            83,840        870,387
                                                       -----------    -----------
FOREIGN EXCHANGE ON CASH AND CASH EQUIVALENTS                1,660         74,142
                                                       -----------    -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS      (244,324)        19,610

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR              778,891        759,281
                                                       -----------    -----------
CASH AND CASH EQUIVALENTS - END OF YEAR                $   534,567    $   778,891
                                                       ===========    ===========

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2003 and 2002

1. OPERATIONS AND BUSINESS

Cintel Corp., formerly Link2 Technologies, Inc. ("the Company"), was incorporated in the State of Nevada on August 16, 1996 and on April 24, 2001 changed its name from "Great Energy Corporation International" to Link2 Technologies, Inc. On September 30, 2003 the Company changed its name to Cintel Corp.

On September 30, 2003, the Company entered into a definitive Share Exchange Agreement (the "Agreement") with Cintel Co., Ltd., ("Cintel Korea") a Korean corporation and its shareholders. The Agreement provided for the acquisition by the Company from the shareholders of 100% of the issued and outstanding capital stock of Cintel Korea. In exchange, the shareholders of Cintel Korea received 16,683,300 shares of the Company. As a result, the shareholders of Cintel Korea controlled 82% of the Company. While the Company is the legal parent, as a result of the reverse-takeover, Cintel Korea became the parent company for accounting purposes.

Upon completion of the share exchange, the business operations of Cintel Korea constituted virtually all of the business operations of the Company. Cintel Korea develops network solutions to address technical limitations to the Internet. Cintel Korea has developed what it believes is the first Korean server load balancing technology. Cintel Korea is now focused on the development of advanced solutions for Internet traffic management. The business operations of Cintel Korea are located in Seoul, Korea.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with generally accepted accounting principles of the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

a)    Basis of Financial Statement Presentation

      These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

b)    Basis of Consolidation

      The merger of the Company and Cintel Korea has been recorded as the recapitalization of the Company, with the net assets of the Company brought forward at their historical basis. The intention of the management of Cintel Korea was to acquire the Company as a shell company listed on NASDAQ. Management does not intend to pursue the business of the Company. As such, accounting for the merger as the recapitalization of the Company is deemed appropriate.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2003 and 2002

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

c)    Unit of Measurement

      The US Dollar has been used as the unit of measurement in these financial statements.

d)    Use of Estimates

      Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

e)    Revenue Recognition

      The Company recognizes revenues upon delivery of merchandise sold, and when services are rendered for maintenance contracts.

f)    Cash and Cash Equivalents

      Cash includes currency, cheques issued by others, other currency equivalents, current deposits and passbook deposits. Cash equivalents include securities and short-term money market instruments that can be easily converted into cash. The investments that mature within three months from the investment date, are also included as cash equivalents.

g)    Investments

      Investments in available-for-sale securities are being recorded in accordance with FAS-115 "Accounting for Certain Investments in Debt and Equity Securities". Equity securities that are not held principally for the purpose of selling in the near term are reported at fair market value with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

h)    Inventories

      Inventories are stated at the lower of cost or net realizable value. Net realizable value is determined by deducting selling expenses from selling price.

      The cost of inventories is determined on the first-in first-out method, except for materials-in-transit for which the specific identification method is used.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2003 and 2002

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

i)    Equipment

      Equipment is stated at cost. Major renewals and betterments are capitalized and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over a period of 5 years.

j)    Government Grants

      Government grants are recognized as income over the periods necessary to match them with the related costs that they are intended to compensate.

k)    Currency Translation

      The Company's functional currency is Korean won. Adjustments to translate those statements into U.S. dollars at the balance sheet date are recorded in other comprehensive income.

      Foreign currency transactions of the Korean operation have been translated to Korean Won at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

l)    Financial Instruments

      Fair values of cash equivalents, short-term and long-term investments and short-term debt approximate cost. The estimated fair values of other financial instruments, including debt, equity and risk management instruments, have been determined using market information and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

m)    Income Tax

      The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2003 and 2002

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

n)    Earnings or Loss per Share

      The Company adopted FAS No.128, "Earnings per Share" which requires disclosure on the financial statements of "basic" and "diluted" earnings
      (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

o)    Concentration of Credit Risk

      SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash and cash equivalents with major Korean financial institutions.

      The Company's provides credit to its clients in the normal course of its operations. It carries out, on a continuing basis, credit checks on its clients and maintains provisions for contingent credit losses which, once they materialize, are consistent with management's forecasts.

      For other debts, the Company determines, on a continuing basis, the probable losses and sets up a provision for losses based on the estimated realizable value.

      Concentration of credit risk arises when a group of clients having a similar characteristic such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions. The Company does not have any significant risk with respect to a single client.

3.    CASH AND CASH EQUIVALENTS

      The following amounts included in cash and cash equivalents are restricted for use by the Company:

            a) The company has provided $150,696 as security for bank loans to employees to purchase the Company's shares. As at December 31, 2003, the loans outstanding amounted to approximately $90,000. The restriction will be revised on May 30, 2004 based on the amount of outstanding loans on that date.

            b) The company has provided $117,208 as security for one of the bank loans described in note 5. The loan will mature on November 12, 2004 and the amount outstanding as at December 31, 2003 was $586,040.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2003 and 2002
4. EQUIPMENT

      Equipment is comprised as follows:

                                                                 2003                                           2002
                                                              ACCUMULATED                                    Accumulated
                                        COST                 DEPRECIATION                Cost                Depreciation
------------------------------------------------------------------------------------------------------------------------------------
Furniture and fixtures                 22,941               $   15,949               $   22,916               $   11,436
           Equipment                  539,442                  339,785                  523,080                  271,445
           Vehicles                    12,958                   10,367                   12,944                    7,767
           Software                   600,292                  124,949                   85,323                   34,017
                                   ----------               ----------               ----------               ----------
                                   $1,175,633               $  491,050               $  644,263               $  324,665
                                   ----------               ----------               ----------               ----------
           Net carrying amount                              $  684,583                                        $  319,598

5. LOANS PAYABLE

                                                                                                       2003                2002
                                                CURRENT                   LONG-TERM                    TOTAL               Total
------------------------------------------------------------------------------------------------------------------------------------
Bank loans                                    $ 1,255,800                $        --                $ 1,255,800        $ 1,150,522
Promissory Note                                    39,000                         --                     39,000                 --
Government loans (1, 2, & 3)                       26,729                     46,542                     73,271             93,869
Discount of interest-free government loans         (2,217)                    (7,497)                    (9,714)            (9,923)
                                              -----------                -----------                -----------        -----------
                                              $ 1,319,312                $    39,045                $ 1,358,357        $ 1,234,468
                                              -----------                -----------                -----------        -----------

Bank Loans

Bank loans bear interest at 6.9% to 7.41% and mature between February and December 2004. The loans are repayable upon maturity.

Promissory Note

The promissory note is non-interest bearing, unsecured and due on demand.

Government Loan #1

The loan is non-interest bearing, repayable in annual payments of $15,582 and matures July 2005.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2003 and 2002

5. LOANS PAYABLE (cont'd)

Government Loan #2

The loan is non-interest bearing, repayable in annual payments of $11,236 and matures July 2005.

Government Loan #3

The loan is non-interest bearing, repayable in annual payments of $5,000 starting 2006 and matures October 2009.

6. CAPITAL STOCK

Authorized
50,000,000 common shares, par value $0.001 per share           2003        2002

Issued
20,314,300 common shares (2002 - 8,431,000)                  $20,314     $8,431
                                                             =======     =======

      On September 30, 2003, the Company cancelled 4,800,000 shares of common stock for no consideration. As well, the Company granted a 2 to 5 reverse stock split. The reverse split has retroactively been taken into consideration in the consolidated financial statements and the calculation of earnings per share. Finally, the Company issued 16,683,300 common shares in exchange for 100% of the outstanding shares of Cintel Co., Ltd.

Stock Warrants and Options

The Company accounted for its stock options and warrants in accordance with SFAS 123 "Accounting for Stock - Based Compensation" and SFAS 148 "Accounting for Stock - Based compensation - Transition and Disclosure." Value of options granted has been estimated by the Black Scholes option pricing model. The assumptions are evaluated annually and revised as necessary to reflect market conditions and additional experience. The following assumptions were used: 2003 2002

 Interest rate                                        6.5%              6.5%
 Expected volatility                                   70%               70%
 Expected life in years                                  6                 6

In 1999 the Board of Directors of Cintel Korea adopted an option plan to allow employees to purchase ordinary shares of the Cintel Korea.

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2003 and 2002

6. CAPITAL STOCK (cont'd)

In August 1999, the share option plan granted 96,000 stock options for the common stock of Cintel Korea having a $0.425 nominal par value each and an exercise price of $0.425. In 2002, 53,000 and in 2003, an additional 30,000 of these stock options were cancelled.

In March 2000, 225,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.68. In 2002, 135,000 and in 2003, an additional 47,000 of these stock options were cancelled.

In February 2001, 30,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.72. In 2003, all of these stock options were cancelled.

In March 2003, 65,000 stock options were granted having a $0.425 nominal par value each and an exercise price of $0.71. In the same year, 15,000 of these stock options were cancelled.

The options vest gradually over a period of 3 years from the date of grant. The term of each option shall not be more than 8 years from the date of grant. The outstanding options that have vested, $45,677 for 2003 (2002, nil) have been expensed in the statements of operations.

The stock options have not been included in the calculation of the diluted earnings per share as their inclusion would be antidilutive.

The following table summarizes the stock option activity during 2003 and 2002:

                                                                    2003         2002
Outstanding, beginning of year                                    163,000      351,000
Granted                                                            65,000           --
Exercised                                                              --           --
Cancelled                                                        (122,000)    (188,000)
                                                                ---------    ---------

Outstanding, end of year                                          106,000      163,000
                                                                ---------    ---------

Weighted average fair value of options granted during
  the year                                                      $  54,097           $-
                                                                ---------    ---------

      Weighted average exercise price of common stock
        options, beginning of year                              $    0.62    $    0.61
                                                                ---------    ---------

      Weighted average exercise price of common stock options
        granted in the year                                     $    0.72    $      --
                                                                ---------    ---------

      Weighted average exercise price of common stock
        options, end of year                                    $    0.67    $    0.62
                                                                ---------    ---------

      Weighted average remaining contractual life of common
        stock options                                             4 YEARS      5 years

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2003 and 2002

7. INCOME TAXES

      The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". This Standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated. Corporate income tax rates applicable to the Company in 2003 and 2002 are 16.5 percent of the first 100 million Korean Won ($84,000) of taxable income and 29.7 percent of the excess.

      Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. The Company has deferred income tax assets arising from research and development expenses. For accounting purposes, these amounts are expenses when incurred. Under Korean tax laws, these amounts are deferred and amortized on a straight-line basis over 5 years.

      The Company has deferred income tax assets as follows:

                                                                  2003              2002

        Deferred income tax assets
               Research and development expenses amortized over
               5 years for tax purposes                          $221,979           247,075
          Other timing differences                                 61,422                --
          Loss carry-forwards                                     230,108                --
                                                                 --------           -------
                                                                 $513,509           247,075
                                                                 --------           -------

8. CONTINGENT LIABILITIES AND COMMITMENTS

      a) The Company has entered into a contract with iMimic Networking, Inc. for the use of the iMimic solution within Korea starting November 17, 2000. For the use of this solution, the Company paid $70,000 as an upfront payment and pays a $640 royalty for each product sold that uses the iMimic solution. The Company is also required to pay an annual royalty fee of $10,000. The contract has no fixed termination date.

      b) The Company is committed to lease obligations, with various expiry dates to May 2004. Future minimum annual payments (exclusive of taxes, insurance and maintenance costs) under these leases are as follows:

           2004                                      $         25,030
                                                     ----------------

CINTEL CORP.
Notes to Consolidated Financial Statements
December 31, 2003 and 2002

9. SUBSEQUENT EVENTS

      a) Effective January 30, 2004, the Company has contracted IBM Engineering and Technology Services (E&TS) in a consultative capacity to help the Company develop its Digital Video Surveillance
            (DVS) System. IBM is helping the Company to define a specification for a video capture card for a solution which will include advanced "smart" digital video surveillance capabilities.

      b) Subsequent to the year-end, the Company has proposed a 2004 stock option compensation plan to issue up to 4,000,000 shares of common stock to employees and various outside consultants. Upon formal registration of the proposed plan, each outstanding common stock option of Cintel Korea as described in note 6 will be converted into three common stock options of the Company.

10. PRIOR PERIOD RESTATEMENT

      Employee stock options granted but not vested in 2001 were treated as an expense in the 2001 fiscal year. As a result, the 2002 opening accumulated deficit and paid in capital in excess of par value were overstated by $138,500. The prior period adjustment gives retroactive treatment to this adjustment.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Bylaws require that we indemnify and hold harmless our officers and directors who are made a party to or threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of officer of CinTel Corp. to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes, as amended.

      The State of Nevada permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

      (a) The person conducted himself or herself in good faith;

      (b) The person reasonably believed:

            (1) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

            (2) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests.

      (c) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

      The indemnification discussed herein is not exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaws, agreement, vote of stockholders, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE                                             AMOUNT
SEC Registration fee
                                                             $1,204.71
Accounting fees and expenses                                  5,000.00*
Legal fees and expenses                                      45,000.00*
                                                             ----------
                      TOTAL                                  $51,204.71*

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      The  following  sets  forth   information   regarding  all  sales  of  our
unregistered securities during the past three years.

      On September 30, 2003, pursuant to a Share Exchange Agreement with Cintel Co., Ltd., a Korean corporation ("CinTel Korea") and the shareholders of CinTel Korea, we issued 16,683,300 shares of common stock in exchange for 100% of the issued and outstanding capital stock of CinTel Korea. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S, and bear a Rule 144 restrictive legend.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Cintel Corp., a Nevada corporation.

EXHIBIT NUMBER                                                DESCRIPTION
------------------ -- ------------------------------------------------------------------------------------------------
2.1                   Share Exchange Agreement,  dated September 30, 2003, by and among the Company, Cintel Co., Ltd, and the  shareholders of Cintel Co., Ltd.,  incorporated by reference to the Company's  current report on Form 8-K, filed with the Securities and Exchange Commission on September 30, 2003.
3.1                   Articles of Incorporation,  incorporated by reference to the Company's  registration  statement on Form SB-2 (File No.  333-100046),  filed with the  Securities  and  Exchange  Commission  on
                      September 24, 2002.
3.2                   Certificate of Amendment to Articles of Incorporation dated April 27, 2001
3.3                   Certificate of Amendment to Articles of Incorporation
                      dated October 21, 2003, incorporated by reference to the
                      Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the Securities and
                      Exchange Commission on April 14, 2004.
3.4                   Certificate of Amendment to Articles of Incorporation dated September 13, 2004.
3.5                   Bylaws,  incorporated by reference to the Company's  registration  statement on Form SB-2 (File
                      No. 333-100046), filed with the Securities and Exchange
                      Commission on September 24, 2002.
4.1                   Standby Equity Distribution Agreement,  dated August 4, 2004, between Cornell Capital Partners,
                      L.P. and the Company.
4.2                   Registration  Rights  Agreement,  dated August 4, 2004,  by and between the Company and Cornell
                      Capital Partners, L.P., in connection with the Standby Equity Distribution Agreement.
4.3                   Escrow  Agreement,  dated  August  4,  2004,  by  and  between  the  Company,  Cornell  Capital
                      Partners,  L.P. and Butler  Gonzalez LLP, in connection  with the Standby  Equity  Distribution
                      Agreement.
4.4                   Placement  Agent  Agreement,  dated  August  4,  2004,  by and  among  the  Company,  Newbridge
                      Securities Corporation and Cornell Capital Partners, L.P.
4.5                   $240,000  principal  amount  Compensation  Debenture,  due  August 4,  2007,  issued to Cornell
                      Capital Partners, L.P., in connection with the Standby Equity Distribution Agreement.
5.1                   Opinion and Consent of Sichenzia Ross Friedman Ference LLP.
10.1                  Lease Agreement for  Pennsylvania  office,  incorporated  by reference to the Company's  annual report on Form 10-KSB for the fiscal year ended  December 31, 2003,  filed with the  Securities and Exchange Commission on April 14, 2004.
10.2                  Lease Agreement for Korea office.
10.3                  Product Resale Agreement, dated May 11, 2004, between Curtis, Inc. and the Company.
10.4                  IBM Technical Services  Agreement,  incorporated by reference to the Company's annual report on
                      Form 10-KSB for the fiscal year ended December 31, 2003,
                      filed with the Securities and Exchange Commission on April
                      14, 2004.
10.5                  Distribution  Agreement,  dated  April  26,  2002,  by  and  between  the  Company  and  Suntze
                      Communications Engineering Pte. Ltd.
10.6                  Distribution  Agreement,  dated May 24,  2002,  by and between the Company and  Sumitomo  Metal
                      System Solutions Co., Ltd. (n/k/a Canon System Solutions Co., Ltd.).
10.7                  Distribution Agreement, dated May 23, 2001 by and between the Company and Rikei Corporation.
10.8                  Distribution Agreement, dated July 30, 2001, by and between the Company and NetSys Pte. Ltd.
10.9                  Reseller Agreement, dated January 1, 2004, between the Company and NEOframe Inc.

10.10                 Distribution Agreement, dated January 5, 2004, between the Company and Seoul Electrons Corp.
10.11                 Agency Agreement, dated December 1, 2000, between the Company and Gigalink Co., Ltd.
10.12                 Distributorship Agreement, dated August 1, 2001, between the Company and Locus Co., Ltd.
10.13                 Distributorship Agreement, dated October 30, 2001, between the Company and SNET Systems Co.
10.14                 Distributorship Agreement, dated November 1, 2001, between the Company and i-Craft Co., Ltd.
21.1                  Subsidiaries of the Company.
23.1                  Consent of SF Partnership, LLP.
23.2                  Consent of Sichenzia Ross Friedman Ference LLP (incorporated in Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

      The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Seoul, Korea on September 11, 2004.

                                   CINTEL CORP.

                                   By:/s/ Sang Don Kim
                                      ----------------------------------
                                      Sang Don Kim
                                      President and Chief Executive
                                      Officer and Director


                                   By: /s/ Kyo Jin Kang
                                      -----------------------------------
                                      Kyo Jin Kang
                                      Chief Financial Officer, Chief
                                      Operating
                                      Officer and Principal Accounting Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                          Title                              Date

 /s/ Sang Don Kim         President, Chief Executive         September 11, 2004
--------------------      Officer and Director
Sang Don Kim


 /s/ Kyo Jin Kang         Chief Financial Officer, Chief     September 11, 2004
--------------------      Operating Officer and Principal
Kyo Jin Kang              Accounting Officer


 /s/ Jong Kook Moon       Secretary and Treasurer            September 11, 2004
--------------------
Jong Kook Moon